EXHIBIT 99.4

SERVICING AGREEMENT

AMONG

ALLY BANK

ALLY AUTO ASSETS LLC

AND

ALLY AUTO RECEIVABLES TRUST 2017-3

DATED AS OF MAY 24, 2017

i

ii

THIS SERVICING AGREEMENT, dated as of May 24, 2017, is among ALLY BANK, a Utah chartered bank (“Ally Bank” which, in its capacity as servicer under this Agreement, is referred to as the “Servicer”), ALLY AUTO ASSETS LLC, a Delaware limited liability company (the “Depositor”), and ALLY AUTO RECEIVABLES TRUST 2017-3, a Delaware statutory trust (the “Issuing Entity”).

WHEREAS, Ally Bank, as seller (the “Seller”), has sold a portfolio of automobile and light truck retail instalment sale contracts, direct purchase money loans and related rights to Depositor pursuant to the Pooling Agreement;

WHEREAS, the Issuing Entity acquires its interest in such contracts and related rights and issues the Securities pursuant to the Further Transfer Agreements; and

WHEREAS, the Servicer desires to perform the servicing obligations set forth herein for the benefit of the Depositor, the Issuing Entity and each other Interested Party with respect to such contracts, and the proceeds thereof, as the interests of such parties may appear from time to time for and in consideration of the fees and other benefits set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Certain capitalized terms used in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Servicing Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles and Sections are to Articles or Sections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.01    Duties of the Servicer.

(a)    The Servicer is hereby appointed and authorized to act as agent for the Owner of the Receivables and in such capacity shall manage, service, administer and process collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable motor vehicle related receivables that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

(b)    The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending billing statements to Obligors, policing the collateral, including remarketing repossessed and returned Financed Vehicles, accounting for collections and furnishing monthly and annual statements to the Owner of any Receivables with respect to distributions, generating federal income tax information and performing the other duties specified herein. Subject to the provisions of Section 2.02 (including the provisions regarding “Permitted Modifications” set forth therein) and the limitations set forth in Section 2.06(c), the Servicer shall follow its customary standards, policies and procedures in connection with such managing, servicing, administration and collection as set forth herein.

(c)    The Servicer is hereby authorized and empowered by the Owner of the Receivables, pursuant to this Section 2.01, to execute and deliver, on behalf of all Interested Parties, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles (including proceeds). The Servicer is hereby authorized to (i) commence, in its own name or in the name of the Owner of such Receivable a legal proceeding, whether through judicial process or (with respect to repossession of a Financed Vehicle) non-judicial process, (ii) participate in a voluntary or involuntary liquidation proceeding to enforce a Liquidating Receivable or Receivable as contemplated by Section 2.03, (iii) enforce all obligations of the Seller, the Servicer, the Depositor or the Issuing Entity under this Agreement, the Pooling Agreement and the Further Transfer Agreements or (iv) commence or participate in a legal proceeding (including a bankruptcy case) relating to or involving a Receivable or a Liquidating Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Servicer is hereby authorized and empowered by the Owner of the Receivables pursuant to this Section 2.01 to obtain possession of the related Financed Vehicle and immediately and without further action on the part of the Owner or the Servicer, the Owner of such Receivable shall thereupon automatically assign in trust such Receivable and the security interest in the related Financed Vehicle to the Servicer for the benefit of the Interested Parties immediately prior to such legal or liquidation proceeding for purposes of commencing or participating in any such proceeding as a party or claimant. Upon such automatic assignment, the Servicer will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such Receivable and the related Financed Vehicle. At the Servicer’s request from time to time, the Owner of a Receivable assigned under this Section 2.01 shall provide the Servicer with evidence of the assignment in trust for the benefit of the Interested Parties as may be reasonably necessary for the Servicer to take any of the actions set forth in the following sentence.

(d)    The Servicer is hereby authorized and empowered by the Owner of a Receivable to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. Any Owner of Receivables shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 2.01 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Owner of a Receivable of equivalent authority and rights.

SECTION 2.02    Collection of Receivable Payments.

(a)     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable motor vehicle related receivables that it services for itself or others in connection therewith (the “Established Collection Procedures”). Subject to the limitations provided in Section 2.06(c) (which limitations shall remain in effect at all times), the Servicer is hereby authorized to grant extensions, rebates, deferrals, alterations, amendments or adjustments on a Receivable (collectively, “Receivable Modifications”) without the prior consent of the Owner of such Receivable provided that such Receivable Modifications are Permitted Modifications (as defined below). The Servicer is not authorized and may not make any Receivable Modifications unless such Receivable Modifications are Permitted Modifications. “Permitted Modifications” mean any Receivable Modifications made pursuant to the Established Collection Procedures with respect to which at least one of the following conditions has been or will be satisfied: (i) the Receivable Modifications, individually and collectively, considering all Receivable Modifications proposed to be made to such Receivable, are ministerial in nature (such as, by way of example, the change of payment dates due from an Obligor to a different day in the month, waiver of any prepayment charge or late payment charge, or waiver of other fees that may be collected in the ordinary course of servicing the Receivable); (ii) the Servicer, in response to a request made by an Obligor and pursuant to the Established Collection Procedures, provides for extensions or deferrals of payments with respect to the related Receivable to the extent that the following conditions all apply: (a) such extensions or deferrals will not exceed 90 days in the aggregate during any 12-month period; (b) such extensions or deferrals will not exceed 180 days in the aggregate during the life of such Receivable; and (c) the Servicer believes that such extensions or deferrals are appropriate or necessary to preserve the value of such Receivable and to prevent the Receivable from going into default (or where such Receivable is already in default, to prevent the Receivable from becoming further impaired); (iii) the Servicer provides for extensions or deferrals of payment with respect to a Receivable which is in default and which the Servicer believes are appropriate or necessary to preserve the value of such Receivable and to prevent such Receivable from becoming further impaired; or (iv) the Servicer has delivered an opinion to the Issuing Entity to the effect that such Receivable Modifications will not cause the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.

(b)    Within two (2) Business Days after the Closing Date, the Servicer shall cause to be deposited into the Collection Account the collections on the Receivables described in Section 4.07 of the Pooling Agreement; provided, however, that so long as the Monthly Remittance Conditions are satisfied, such collections need not be deposited until the Distribution Date immediately following the Closing Date.

SECTION 2.03    Realization Upon Liquidating Receivables. The Servicer shall use reasonable efforts, consistent with its customary practices, policies and procedures, to repossess or otherwise comparably convert the ownership or gain control of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle. The Servicer is authorized to follow such customary practices, policies and procedures as it follows with respect to comparable motor vehicle related receivables that it services for itself or others, which customary practices, policies and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Financed Vehicle at public or private sale and the taking of other actions by the Servicer in order to realize upon such a Receivable. The Servicer is hereby authorized to exercise its discretion consistent with its customary practices, policies and procedures and the terms of the Basic Documents, in servicing Liquidating Receivables so as to maximize the net collections of those Liquidating Receivables, including the discretion to choose to sell or not to sell any of the Liquidating Receivables itself on behalf of the Depositor or any other Owner. The Servicer shall not be liable for any such exercise of its discretion made in good faith and in accordance with such servicing procedures. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Receivable at such time as the Receivable becomes a Liquidating Receivable (or as may otherwise be provided in the Pooling Agreement and the Further Transfer Agreements).

SECTION 2.04    Maintenance of Insurance Policies. The Servicer shall, in accordance with its customary practices, policies and procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the related Receivable. The Servicer shall, in accordance with its customary practices, policies and procedures, track such physical damage insurance with respect to each Receivable.

SECTION 2.05    Maintenance of Security Interests in Vehicles. The Servicer shall, in accordance with its customary practices, policies and procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Owner of each Receivable hereby authorizes the Servicer to re-perfect such security interest on behalf of such Owner, as necessary because of the relocation of a Financed Vehicle, or for any other reason.

SECTION 2.06    Servicer Covenants Regarding Receivables. The Servicer covenants that from and after the Closing Date:

(a)    Liens in Force. Except as contemplated in this Agreement, the Pooling Agreement or the Further Transfer Agreements, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable;

(b)    No Impairment. The Servicer shall do nothing to impair the rights or security interest of the Depositor or any Interested Party in and to the Purchased Property; and

(c)    No Modifications. Notwithstanding anything to the contrary in this Agreement or otherwise, the Servicer shall not amend or otherwise modify any Receivable such that the Amount Financed, the Annual Percentage Rate, or the number of originally scheduled due dates is altered or such that the last scheduled due date occurs after the Final Scheduled Distribution Date.

SECTION 2.07    Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Seller, the Servicer, the Depositor or any party under the Further Transfer Agreements of a breach of any of the covenants set forth in Sections 2.05 and 2.06, the party discovering such breach shall give prompt written notice thereof to the others. As of the last day of the second Monthly Period following its discovering or receiving notice of such breach (or, at the Servicer’s election, the last day of the first Monthly Period following such discovery or notice), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Owner thereof any Receivable materially and adversely affected by such breach as determined by such Owner and, on the related Distribution Date, the Servicer shall pay the Administrative Purchase Payment. It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Depositor or any Interested Party.

SECTION 2.08    Basic Servicing Fee; Payment of Certain Expenses by Servicer. The Servicer is entitled to receive the Basic Servicing Fee out of collections in respect of the Receivables and other available funds, as and to the extent set forth herein and in the Further Transfer Agreements. The Servicer shall also be entitled to Investment Earnings as, and to the extent, set forth herein and in the Further Transfer Agreements. Subject to any limitations on the Servicer’s liability under this Agreement or the Further Transfer Agreements, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Further Transfer Agreements (including fees and disbursements of the Issuing Entity, any trustees and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to holders of Securities and all other fees and expenses not expressly stated under this Agreement or the Further Transfer Agreements to be for the account of the holders of Securities).

SECTION 2.09    Servicer’s Accounting. On each Determination Date, the Servicer shall deliver to each of the trustees and other applicable parties under the Further Transfer Agreements and to the Depositor and the Rating Agencies a Servicer’s Accounting with respect to the immediately preceding Monthly Period executed by any Authorized Officer of the Servicer containing all information necessary to each such party for making any distributions required by this Agreement and the Further Transfer Agreements, and all information necessary to each such party for sending any statements required under the Further Transfer Agreements. Receivables to be purchased by the Servicer under Section 2.07 or to be repurchased by the Depositor, the Seller or the Servicer under Pooling Agreement and the Further Transfer Agreements as of the last day of any Monthly Period shall be identified by Receivable number (as set forth in the Schedule of Receivables). With respect to any Receivables for which the Depositor is the Owner, the Servicer shall deliver to the Depositor such accountings relating to such Receivables and the actions of the Servicer with respect thereto as the Depositor may reasonably request.

SECTION 2.10    Application of Collections. For the purposes of this Agreement, no later than each Distribution Date all collections for the related Monthly Period shall be applied by the Servicer as follows:

(a)    With respect to all Simple Interest Receivables (other than Administrative Receivables and Warranty Receivables), payments by or on behalf of the Obligors that are not Supplemental Servicing Fees shall be applied to principal and interest on all such Simple Interest Receivables.

(b)    With respect to a Simple Interest Receivable that is also an Administrative Receivable or Warranty Receivable, payments by or on behalf of the Obligor shall be applied in the same manner as set forth in Section 2.10(a). A Warranty Payment or an Administrative Purchase Payment, as applicable, shall be applied to principal and interest on such Receivable.

SECTION 2.11    Servicer Enforcement of Seller Obligations to Repurchase Receivables Upon Breach of Warranty. Upon discovery of any breach of any of the representations and warranties in Sections 3.01 or 3.02 of the Pooling Agreement or in Section 2.03 or Section 3.01 of the Trust Sale Agreement that materially and adversely affects the interests of the Noteholders or the Certificateholders in any Receivable, the party discovering such breach shall give prompt written notice thereof to the others. As of the last day of the second Monthly Period following its discovery or its receipt of notice of such breach (or, at the Depositor’s election, the last day of the first Monthly Period following such discovery or receipt of notice), unless such breach shall have been cured in all material respects, in the event of a breach of a representation and warranty under Sections 3.01 or 3.02 of the Pooling Agreement, the Servicer shall use reasonable efforts to enforce the obligation of the Seller under Section 4.04 of the Pooling Agreement to repurchase such Receivable from the Issuing Entity on the related Distribution Date. The repurchase price to be paid by the breaching party (the “Warranty Purchaser”) shall be an amount equal to the Warranty Payment calculated as of the last day of the related Monthly Period. It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any Receivable as to which a breach has occurred and is continuing, and the obligation of the Servicer to enforce the Seller’s obligation to repurchase such Receivables pursuant to the Pooling Agreement shall, if such obligations are fulfilled, constitute the sole remedy against the Depositor, the Servicer or the Seller for such breach available to the Issuing Entity, the Financial Parties, the Owner Trustee or the Indenture Trustee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01    Representations and Warranties of the Servicer. Upon the execution of this Agreement, the Servicer represents and warrants to the Issuing Entity and the Depositor that as of the Closing Date:

(a)    Organization and Good Standing. The Servicer has been duly formed and is validly existing as a Utah chartered bank, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

(b)    Due Qualification. The Servicer is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables) requires or shall require such qualification;

(c)    Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement; the Servicer has the power, authority and legal right to service the Receivables as provided herein and the Servicer’s execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action;

(d)    Binding Obligation. This Agreement, when duly executed and delivered, shall constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)    No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement, and the fulfillment by the Servicer of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws (or similar organizational documents) of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Pooling Agreement and the Further Transfer Agreements, or violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties; and

(f)    No Proceedings. To the Servicer’s knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, the Pooling Agreement, the Further Transfer Agreements or any Securities issued thereunder, (B) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the Further Transfer Agreements or (C) seeking any determination or ruling that might materially and adversely affect this Agreement, the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Pooling Agreement or the Further Transfer Agreements.

SECTION 3.02    Representations and Warranties of the Depositor. The Depositor makes the following representations to the Servicer as of the Closing Date:

(a)     Organization and Good Standing. The Depositor has been duly formed and is validly existing as an entity in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables;

(b)    Due Qualification. The Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

(c)    Power and Authority. The Depositor has the power and authority to execute and deliver the Basic Documents to which it is a party and to carry out their respective terms, and the execution, delivery and performance of the Basic Documents to which it is a party have been duly authorized by the Depositor by all necessary limited liability company action;

(d)    Valid Sale; Binding Obligations. This Agreement, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)    No Violation. The consummation of the transactions contemplated by the Basic Documents to which the Depositor is a party and the fulfillment of the terms of the Basic Documents to which the Depositor is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than the Trust Sale Agreement, or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties; and

(f)    No Proceedings. To the Depositor’s knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of any Basic Document, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by any Basic Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any Basic Document or (iv) seeking to adversely affect the federal income tax attributes of the Notes or the Certificates.

SECTION 3.03    Merger and Consolidation of the Depositor. Any corporation, limited liability company or other entity (i) into which the Depositor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Depositor shall be a party, (iii) succeeding to the business of the Depositor or (iv) 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by General Motors or Ally Financial, which corporation, limited liability company or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement and the other Basic Documents, shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement.

ARTICLE IV

SERVICER’S COVENANTS; DISTRIBUTIONS; RESERVE ACCOUNT;

STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

SECTION 4.01    Annual Statement as to Compliance; Notice of Servicer Default.

(a)    The Servicer shall deliver to the Indenture Trustee and the Owner Trustee, on or before March 15 of each year, beginning March 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day), an officer’s certificate signed by an Authorized Officer of the Servicer, dated as of December 31 of the immediately preceding year, in each instance stating that (i) a review of the activities of the Servicer during the preceding twelve (12) month period (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the date of such certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the fulfillment of any such obligation, in any material respect specifying each such default known to such officer and the nature and status thereof.

(b)    A copy of such certificate, once delivered, may be obtained by any Noteholder or any Certificateholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as applicable. The Servicer shall deliver to the Issuing Entity, on or before March 15 of each year, beginning on March 15, 2018 (or if such day is not a Business Day, the next succeeding Business Day), a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(c)    The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, unless cured, would become a Servicer Default under Section 7.01. The Depositor shall deliver to the Indenture Trustee, the Owner Trustee, the Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, unless cured, would become a Servicer Default under clause (b) of Section 7.01.

(d)    The Administrator shall prepare, and cause the Servicer to execute and deliver all certificates or other documents required to be delivered by the Issuing Entity pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated pursuant thereto.

SECTION 4.02    Annual Report of Assessment of Compliance with Servicing Criteria.

(a)    The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Issuing Entity, the Indenture Trustee and the Owner Trustee on or before March 15 of each year, beginning March 15, 2018 (or if such day is not a Business Day, the next succeeding Business Day), a report (the “Report of Assessment of Compliance with Servicing Criteria”) delivered to the Board of Directors of the Servicer and to the Indenture Trustee and the Owner Trustee that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year. The certificates and reports referred to in Section 4.01(a), Section 4.01(b) and this Section 4.02(a) shall be delivered within 120 days after the end of each calendar year if the Issuing Entity is not required to file periodic reports under the Exchange Act or any other law, beginning April 30, 2019.

(b)    A copy of the Report of Assessment of Compliance with Servicing Criteria received pursuant to Section 4.02(a) shall be delivered by the Servicer to the Indenture Trustee and the Owner Trustee on or before March 15 of each year beginning March 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day).

(c)    A copy of the Report of Assessment of Compliance with Servicing Criteria, once delivered, may be obtained by any Noteholder or Certificateholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee.

SECTION 4.03    Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee reasonable access to the documentation regarding the Receivables. The Servicer shall provide such access to any Noteholder or Certificateholder only in such cases where a Noteholder or a Certificateholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section 4.03 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of the Servicer to provide access as provided in this Section 4.03 as a result of such obligation shall not constitute a breach of this Section 4.03.

SECTION 4.04    Amendments to Schedule of Receivables. If the Servicer, during a Monthly Period, assigns to a Receivable an account number that differs from the account number previously identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Depositor, the Indenture Trustee and the Owner Trustee on or before the Distribution Date related to such Monthly Period an amendment to the Schedule of Receivables to report the newly assigned account number. Each such amendment shall list all new account numbers assigned to the Receivables during such Monthly Period and shall show by cross reference the prior account numbers identifying such Receivables on the Schedule of Receivables.

SECTION 4.05    Assignment of Administrative Receivables and Warranty Receivables. Upon receipt of the Administrative Purchase Payment or the Warranty Payment with respect to an Administrative Receivable or a Warranty Receivable, respectively, the Owner Trustee shall assign, without recourse, representation or warranty, to the Servicer or the Warranty Purchaser, respectively, all of the Issuing Entity’s right, title and interest in, to and under, and the Indenture Trustee shall be deemed automatically to have released its security interest in such Administrative Receivable or Warranty Receivable, all monies due thereon, the security interests in the related Financed Vehicle, proceeds from any Insurance Policies, proceeds from recourse against a Dealer on such Receivable and the interests of such Person or the Issuing Entity, as applicable, in rebates of premiums and other amounts relating to the Insurance Policies and any document relating thereto and all other related Purchased Property, such assignment being an assignment outright and not for security; and the Servicer or the Warranty Purchaser, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligations to the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders with respect thereto. If in any Proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Indenture Trustee or the Owner Trustee, as applicable, shall, at the Servicer’s expense, take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in the name of such Person or the names of the Noteholders or the Certificateholders.

SECTION 4.06    Distributions.

(a)     On or before each Determination Date, the Servicer shall calculate the Total Available Amount, the Available Interest, the Available Principal, if any, the Basic Servicing Fee, the Aggregate Noteholders’ Interest Distributable Amount (including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount, the Aggregate Class C Interest Distributable Amount and the Aggregate Class D Interest Distributable Amount), the Noteholders’ Regular Principal Distributable Amount, the Aggregate Noteholders’ Principal Distributable Amount, the Specified Reserve Account Balance, and all other amounts required to determine the amounts, if any, to be deposited in or paid from each of the Collection Account, the Note Distribution Account and, the Reserve Account, if applicable, on or before the related Distribution Date.

(b)    Based in each case on the information contained in the Servicer’s Accounting delivered on the related Determination Date pursuant to Section 2.09 of this Agreement:

(i)    On or before each Distribution Date, the Indenture Trustee shall transfer from the Collection Account to the Servicer, in immediately available funds, payments of Liquidation Expenses (and any unpaid Liquidation Expenses from prior periods) with respect to Receivables which became Liquidating Receivables during the related Monthly Period pursuant to Section 2.03 of this Agreement.

(ii)    On or before each Distribution Date, the Indenture Trustee shall withdraw from the Reserve Account and deposit in the Collection Account the amount of cash or other immediately available funds on deposit therein.

(c)    Except as otherwise provided in Section 4.06(d), on each Distribution Date the Indenture Trustee (based on the information contained in the Servicer’s Accounting delivered on the related Determination Date pursuant to Section 2.09) shall make the following distributions from the Collection Account (after the withdrawals, deposits and transfers specified in Section 4.06(b) have been made) in the following order of priority:

(i) first, to the Servicer, to the extent of the Total Available Amount, the Basic Servicing Fee;

(ii) second, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clause (i) above), to the Asset Representations Reviewer, the fees, expenses and indemnities due and owing under the Asset Representations Review Agreement, and to the Indenture Trustee and the Vote Tabulation Agent, if any, any fees, costs and indemnities with respect to an Asset Representations Review, each to the extent not previously paid in full, up to a maximum of $275,000 per year;

(iii) third, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above), to the Note Distribution Account for the payment of interest on the Class A Notes, the Aggregate Class A Interest Distributable Amount;

(iv) fourth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iii) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the Indenture, the First Priority Principal Distributable Amount;

(v) fifth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iv) above), to the Note Distribution Account for the payment of interest on the Class B Notes, the Aggregate Class B Interest Distributable Amount;

(vi) sixth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (v) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the Indenture, the Second Priority Principal Distributable Amount;

(vii) seventh, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (vi) above), to the Note Distribution Account for the payment of interest on the Class C Notes, the Aggregate Class C Interest Distributable Amount;

(viii) eighth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (vii) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the Indenture, the Third Priority Principal Distributable Amount;

(ix) ninth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (viii) above), to the Note Distribution Account for the payment of interest on the Class D Notes, the Aggregate Class D Interest Distributable Amount;

(x) tenth, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (ix) above), to the Note Distribution Account for the payment of principal on the Notes in the priority specified in the Indenture, the Fourth Priority Principal Distributable Amount;

(xi) eleventh, to the Reserve Account, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (x) above), the amount required to bring the amount on deposit therein up to the Specified Reserve Account Balance;

(xii) twelfth, to the Note Distribution Account for payment to the Noteholders of principal on the Notes in the priority specified in the Indenture, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (xi) above), an amount equal to the Noteholders’ Regular Principal Distributable Amount;

(xiii) thirteenth, to the Indenture Trustee, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (xii) above), any costs of the Indenture Trustee incurred pursuant to Section 7.03 associated with a resignation of the Servicer and the appointment of a successor Servicer;

(xiv) fourteenth, to the Indenture Trustee, the Owner Trustee, the Administrator and the Asset Representations Reviewer, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (xiii) above), any amounts due and owing to the Indenture Trustee, the Owner Trustee, the Administrator or the Asset Representations Reviewer incurred pursuant to the Indenture, the Trust Agreement, this Servicing Agreement, the Administration Agreement or the Asset Representations Review Agreement, respectively, not otherwise previously paid; and

(xv) fifteenth, to the Certificateholders (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis), any portion of the Total Available Amount remaining after the distributions described in clauses (i) through (xiv) above.

(d)    Notwithstanding the foregoing, at any time that the Notes have not been paid in full and the principal balance of the Notes has been declared immediately due and payable following the occurrence of an Event of Default under Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(e) or 5.1(f) of the Indenture, then (unless Section 4.06(e) of this Agreement is applicable) until such time as the Notes have been paid in full and the Indenture has been discharged or the foregoing Events of Default have been cured or waived as provided in Section 5.2(b) of the Indenture, the order in which the amounts allocated to the Note Distribution Account pursuant to clauses (iii) through (x) of Section 4.06(c) of this Agreement will be used to make payments to Noteholders shall be in the order specified in Section 2.7(c) of the Indenture.

(e)    Damages. Notwithstanding the foregoing, in the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Seller pays damages as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, then the actions and distributions described in Section 12.5 of the Indenture shall be effected.

SECTION 4.07    Reserve Account.

(a)     There shall be established in the name of and maintained with the Indenture Trustee for the benefit of the Noteholders an Eligible Deposit Account known as the Ally Auto Receivables Trust 2017-3 Reserve Account (the “Reserve Account”) to include the money and other property deposited and held therein pursuant to this Section 4.07(a) and Section 4.06(c). On the Closing Date, the Depositor shall cause the purchaser of the Notes to transfer an amount equal to the Reserve Account Deposit in immediately available funds into the Reserve Account. The Reserve Account shall constitute property of the Issuing Entity.

(b)    If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute an amount equal to any such excess to the Certificateholders (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis); it being understood that no such distribution from the Reserve Account shall be made to the Certificateholders (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis) unless the amount so on deposit in the Reserve Account exceeds such Specified Reserve Account Balance.

(c)    [Reserved].

(d)    Each of the Depositor and Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be authorized and executed, as applicable, delivered and filed such further documents and instruments (including any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to the Depositor delivered to the Indenture Trustee, in order to perfect the interests created by this Section 4.07 and otherwise fully to effectuate the purposes, terms and conditions of this Section 4.07. The Depositor shall:

(i)    promptly authorize or execute, as applicable, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Indenture Trustee’s security interest; and

(ii)    make the necessary filings of financing statements or amendments thereto within thirty (30) days after the occurrence of any of the following: (A) any change in its entity name or any trade names, (B) any change in the location of its chief executive office or principal place of business or any change in its jurisdiction of formation, (C) any merger or consolidation or other change in its identity or structure and (D) any other change or occurrence that would make any financing statement or amendment thereto seriously misleading within the meaning of the UCC; and shall promptly notify the Indenture Trustee of any such filings.

SECTION 4.08    Net Deposits. At any time that (i) Ally Bank shall be the Servicer and (ii) the Servicer shall be permitted by Section 5.02 to remit collections on a basis other than a daily basis, the Servicer, the Depositor, the Indenture Trustee and the Owner Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited or transferred separately.

SECTION 4.09    Statements to Securityholders.

(a)    On each Distribution Date, the Owner Trustee shall (except as otherwise provided in the Trust Agreement) deliver to each Certificateholder, and the Indenture Trustee shall include with each distribution to each Noteholder, a statement (which statement shall also be provided by the Servicer to the Rating Agencies) prepared by the Servicer based on information in the Servicer’s Accounting furnished pursuant to Section 2.09. Each such statement to be delivered to Certificateholders and Noteholders, respectively, shall comply with Regulation AB and set forth the following information concerning the Certificates or the Notes, as appropriate, with respect to such Distribution Date or the preceding Monthly Period:

(i)    the amount of such distribution allocable to principal of each class of the Notes;

(ii)    the amount of the distribution, if any, allocable to interest on or with respect to each class of Notes;

(iii)    [Reserved];

(iv)    the Aggregate Receivables Principal Balance as of the close of business on the last day of such Monthly Period, the Aggregate Receivables Principal Balance as of the close of business on the last day of the second Monthly Period preceding such Distribution Date (or, for the first Distribution Date, the Initial Aggregate Receivables Principal Balance) and the Principal Distributable Amount for such Distribution Date;

(v)    the Note Principal Balance for each class of Notes and the Aggregate Note Principal Balance, and the Note Pool Factor for each class of Notes, each as of such Distribution Date after giving effect to all payments described under clause (i) above;

(vi)    the amount of the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class C Interest Carryover Shortfall and the Class D Interest Carryover Shortfall, if any, and the change in each of such amounts from the preceding Distribution Date;

(vii)    the amount of such distribution allocable to the Certificateholders;

(viii)    any amounts paid to the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or the Administrator incurred pursuant to the Indenture, the Trust Agreement, this Servicing Agreement, the Asset Representations Review Agreement or the Administration Agreement, respectively, paid pursuant to Section 4.06(c);

(ix)    the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Monthly Period;

(x)    the amount, if any, and purpose of any other fees or expenses accrued or paid;

(xi)    the amount, if any, distributed to Noteholders from amounts on deposit in the Reserve Account;

(xii)    the amount, if any, of excess cash distributed from the Reserve Account to the Certificateholders (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis);

(xiii)    the balance of the Reserve Account on such Distribution Date (after giving effect to changes therein on such Distribution Date);

(xiv)    [Reserved];

(xv)    cash flows received during the related Monthly Period and their sources;

(xvi)    the number and dollar amount of Receivables at the beginning and end of the applicable Monthly Period, and updated pool composition information as of the end of the Monthly Period, such as weighted average coupon, weighted average life, weighted average remaining term, and prepayments;

(xvii)    delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts;

(xviii)    the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred;

(xix)    any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time;

(xx)    the outstanding notional amount of the Certificates to the extent the Certificates are held by Persons other than Ally Bank or its Affiliates;

(xxi)    whether a Delinquency Trigger has been met or exceeded;

(xxii)    the name and contact information of a Verified Note Owner or a Noteholder that has informed the Indenture Trustee or the Servicer of its desire to communicate with other Noteholders regarding the exercise of rights pursuant to the Basic Documents;

(xxiii)    a summary of the findings and conclusions of any Asset Representations Review conducted by the Asset Representations Reviewer;

(xxiv)    the commencement of an Arbitration and instructions for other Noteholders to participate in such Arbitration pursuant to Section 2.04(c)(iv) of the Trust Sale Agreement;

(xxv)    any voting instructions and procedures pursuant to Section 5.17(b) of the Indenture;

(xxvi)    information with respect to any change in the Asset Representations Reviewer as required by Item 1121(d)(2) of Regulation AB;

(xxvii)    any asset level information as required by Item 1111(h) and Item 1125 of Regulation AB; and

(xxviii)    the nature and amount of any material change in the Seller’s or an Affiliate’s interest in the Notes or Certificates from the purchase, sale or other disposition of such Notes or Certificates.

Each amount set forth pursuant to clauses (i), (ii), (vi), (xi), (xii), and (xiii) above shall be expressed as a dollar amount per $1,000 of initial principal amount of the Notes.

(b)    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee and the Owner Trustee shall mail, to each Person who at any time during such calendar year shall have been a holder of Notes or Certificates, respectively, and received any payments thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such securityholder to prepare its federal income tax returns.

SECTION 4.10    Compliance with the FDIC Rule. The Servicer agrees to (i) perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) facilitate compliance with Article XII of the Indenture by the Ally Parties.

ARTICLE V

CERTIFICATEHOLDER AND NOTEHOLDER STATEMENTS AND ACCOUNTS;

COLLECTIONS, DEPOSITS AND INVESTMENTS

SECTION 5.01    Establishment of Accounts.

(a)

(i)    The Servicer, for the benefit of the Financial Parties, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the

Ally Auto Receivables Trust 2017-3 Collection Account (the “Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Financial Parties.

(ii)    The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Ally Auto Receivables Trust 2017-3 Note Distribution Account (the “Note Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(b)

(i)    Each of the Designated Accounts shall be initially established with the Indenture Trustee as the Account Holder. Funds deposited in each of the Designated Accounts (including amounts, if any, which the Servicer is required to remit daily to the Collection Account pursuant to Section 5.02) shall be invested in the Investment Fund. Such investments shall, in each case, mature or, if such Eligible Investment does not mature, be liquidated as set forth in the definition of “Eligible Investments”; provided that neither the Servicer nor the Indenture Trustee shall have the power or right to change or alter the particular Eligible Investments identified in the definition of “Investment Fund” with respect to which such funds are invested; and provided further that the Servicer shall provide written notice to the Indenture Trustee, promptly upon any investment in each of the Designated Accounts ceasing to be an Eligible Investment, and such notification shall include an instruction to the Indenture Trustee to withdraw the funds from the ineligible investment and to deposit such funds into the applicable Eligible Investment set forth in the definition of “Investment Fund.” The Servicer shall have no power or right whatsoever to change or alter any of the initial specifications set forth in the definition of “Investment Fund”; provided that if the short-term debt obligations of such Account Holder cease to have the Required Deposit Rating (except that any Designated Account shall be maintained with an Account Holder even if the short-term debt obligations of such Account Holder do not have the Required Deposit Rating, if such Account Holder maintains such Designated Account in its corporate trust department) (such occurrence, a “Ratings Status Event”), (i) the Servicer shall provide written notice within thirty (30) days of knowledge of such Rating Status Event to the Indenture Trustee or other Account Holder and the Rating Agencies and shall include the proposed Account Holder information in such notice; (ii) the Servicer shall open any necessary accounts at such proposed Account Holder within sixty (60) days of knowledge of such Ratings Status Event; and (iii) the Servicer shall provide written notice to the Indenture Trustee or other Account Holder instructing the Account Holder to transfer the Designated Accounts to another Account Holder that is an Eligible Institution; and provided further that should the Account Holder inform the Servicer or Indenture Trustee that no further investments may be made with respect to a specific Eligible Investment, then any additional funds shall be invested by that same Account Holder in an Eligible Investment in accordance with the definition of “Investment Fund.” Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity, notwithstanding anything to the contrary provided in this Agreement. Investment Earnings on funds deposited in the Designated Accounts shall be payable to the Servicer. Each Account Holder holding a Designated Account as provided in this Section 5.01(b)(i), shall be a “Securities Intermediary.” If a Securities Intermediary shall be a

Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.01 and an Opinion of Counsel that such Person can perform such obligations.

(ii)    With respect to the Designated Account Property, the Account Holder agrees, by its acceptance hereof, that:

(A)    Any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts. The Designated Accounts are accounts to which Financial Assets will be credited.

(B)    All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuing Entity, the Servicer or the Depositor, payable to the order of the Issuing Entity, the Servicer or the Depositor or specially indorsed to the Issuing Entity, the Servicer or the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C)    All property delivered to the Securities Intermediary pursuant to this Agreement will be credited upon receipt of such property to the appropriate Designated Account.

(D)    Each item of property (whether investments, investment property, Financial Assets, securities, instruments or cash) credited to a Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E)    If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such order without further consent by the Issuing Entity, the Servicer, the Depositor or any other Person.

(F)    The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

(G)    The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Designated Accounts or any Financial Assets or other property credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuing Entity, the Depositor, the Servicer, the Account Holder or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.01(b)(ii)(E) hereof.

(H)    Except for the claims and interest of the Indenture Trustee in the Designated Accounts, the Securities Intermediary has no actual knowledge of claims to, or interests in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer and the Issuing Entity thereof.

(I)    The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and any Designated Account Property simultaneously to each of the Servicer and the Indenture Trustee, at the addresses set forth in Appendix B to this Agreement.

(J)    The Account Holder shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts.

(iii)    The Servicer shall have the power, revocable by the Indenture Trustee (or by the Owner Trustee with the consent of the Indenture Trustee) to instruct the Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(iv)    The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Earnings). Except as otherwise provided herein or in the Indenture, the Designated Accounts shall be under the exclusive dominion and control of the Indenture Trustee for the benefit of the Securityholders and the Indenture Trustee shall have sole signature power and authority with respect thereto.

(v)    The Servicer shall not direct the Account Holder to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Account Holder to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(c)     Notwithstanding anything to the contrary in this Agreement, neither the Servicer nor any agent of the Servicer shall be authorized or empowered to acquire any other investments or engage in activities other than specifically provided herein, and, in particular, neither the Servicer nor any agent of the Servicer shall be authorized or empowered to do anything that would cause the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.

(d)    The Indenture Trustee, the Owner Trustee, the Securities Intermediary, the Account Holder and each other Eligible Institution with whom a Designated Account is maintained waives any right of set-off, counterclaim, security interest or bankers’ lien to which it might otherwise be entitled.

SECTION 5.02    Collections. If a Monthly Remittance Condition is not satisfied, commencing with the first day of the first Monthly Period that begins at least two (2) Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied, the Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds within two (2) Business Days after receipt thereof. Notwithstanding the foregoing, if a Monthly Remittance Condition is unsatisfied, the Servicer may utilize an alternative remittance schedule (which may include a remittance schedule utilized by the Servicer at a time when the Monthly Remittance Conditions were satisfied), if the Servicer provides to the Indenture Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Notes or the Certificates. At all times when all Monthly Remittance Conditions are satisfied, the Servicer shall remit collections received during a Monthly Period to the Collection Account in immediately available funds on or before the related Distribution Date.

SECTION 5.03    Investment Earnings and Supplemental Servicing Fees. The Servicer shall be entitled to receive all Investment Earnings and Supplemental Servicing Fees when and as paid without any obligation to the Owner Trustee, the Indenture Trustee or the Depositor in respect thereof. The Servicer will have no obligation to deposit any such amount in any account established hereunder. To the extent that any such amount shall be held in any account held by the Indenture Trustee or the Owner Trustee, or otherwise established hereunder, such amount will be withdrawn therefrom and paid to the Servicer upon presentation of a certificate signed by a Responsible Officer of the Servicer setting forth, in reasonable detail, the amount of such Investment Earnings or Supplemental Servicing Fees.

SECTION 5.04    Additional Deposits. The Servicer and the Depositor shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on or before the Distribution Date related to such Monthly Period.

ARTICLE VI

LIABILITIES OF SERVICER AND OTHERS

SECTION 6.01    Liability of Servicer; Indemnities.

(a)    The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

(i)    The Servicer shall defend, indemnify and hold harmless the Indenture Trustee, the Owner Trustee, the Issuing Entity, the Noteholders and the

Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

(ii)    The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee and the Issuing Entity from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Notes or the Certificates, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

(iii)    The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Issuing Entity, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Indenture Trustee, the Owner Trustee, the Issuing Entity, the Noteholders or the Certificateholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document; and

(iv)    The Servicer shall indemnify, defend and hold harmless the Indenture Trustee and the Owner Trustee, and their respective agents and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee’s performance of its duties under the Indenture or any other Basic Document, (y) in the case of the Indenture Trustee, the Owner Trustee’s performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in this Agreement, the Basic Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Trust Estate, and the Trust Agreement (in case of the Owner Trustee), including the administration of the Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties in Section 6.13 of the Indenture, (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement or (D) to the extent otherwise payable to the Indenture Trustee, arises out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

(b)    Indemnification under this Section 6.01 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

SECTION 6.02    Merger or Consolidation of, or Assumption of the Obligations of the Servicer. Any corporation, limited liability company or other entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer or (d) 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by General Motors or Ally Financial and which is otherwise servicing the Depositor’s receivables, which corporation, limited liability company or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 6.02 to the Rating Agencies.

SECTION 6.03    Limitation on Liability of Servicer and Others.

(a)    Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholders, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, the Pooling Agreement, the Trust Sale Agreement, the Indenture or the Trust Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, the Pooling Agreement, the Trust Sale Agreement, the Indenture, the Trust Agreement or any other Basic Document. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b)    The Servicer and any director or officer or employee or agent of the Servicer shall be reimbursed by the Indenture Trustee or the Owner Trustee, as applicable, for any contractual damages, liability or expense (including any obligation of the Servicer to the Indenture Trustee or the Owner Trustee, as applicable, pursuant to Section 6.01(a)(iv)(x) or (y)) incurred by reason of such trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) (gross negligence in the case of the Owner Trustee) in the performance of such trustee’s duties under this Agreement, the Trust Sale Agreement, the Indenture or the Trust Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. In no event, however, shall the Indenture Trustee or the Owner Trustee be liable to the Servicer for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

(c)    Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement, the Trust Sale Agreement and the Pooling Agreement, the interests of the Noteholders under the Indenture and the interests of the Certificateholders under the Trust Agreement. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity and the Servicer shall be entitled to be reimbursed therefor.

(d)    The Applicable Trustee shall distribute out of the Collection Account on a Distribution Date any amounts permitted for reimbursement pursuant to Section 6.03(c) not therefor reimbursed; provided, however, that the Applicable Trustee shall not distribute such amounts if the amount on deposit in the Reserve Account (after giving effect to all deposits and withdrawals pursuant to Sections 4.06(b) and (c), on such Distribution Date) is greater than zero but less than the Specified Reserve Account Balance for such Distribution Date.

SECTION 6.04    Delegation of Duties. So long as Ally Bank acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any corporation or other Person 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by General Motors or Ally Financial. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing motor vehicle related receivables; provided, however, that no such delegation or sub-contracting shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 6.05    Servicer Not to Resign. Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon determination that the performance of its duties under this Agreement may be, is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Owner Trustee. If, at the time of resignation, a successor Servicer has not accepted appointment as Servicer, the Indenture Trustee shall assume the responsibilities and obligations of the Servicer in accordance with Section 7.02.

ARTICLE VII

DEFAULT

SECTION 7.01    Servicer Defaults. Each of the following shall constitute a “Servicer Default”:

(a)    any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five (5) Business Days after written notice is received by the Servicer from the Indenture Trustee or the Owner Trustee or after discovery of such failure by an officer of the Servicer;

(b)    failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (other than Section 4.10), the Indenture or the Trust Agreement which failure (i) materially and adversely affects the rights of Noteholders or Certificateholders and (ii) continues unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Owner Trustee, or to the Servicer and to the Indenture Trustee or the Owner Trustee by Noteholders whose Notes evidence not less than 25% of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date or if no Notes are Outstanding, by Certificateholders whose Certificates evidence not less than 25% of the Voting Interests as of the close of the preceding Distribution Date;

(c)    the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

(d)    the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Notwithstanding the foregoing, there shall be no Servicer Default where a Servicer Default would otherwise exist under clause (a) above for a period of an additional ten (10) Business Days or under clause (b) for a period of an additional sixty (60) days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Depositor and the Securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

SECTION 7.02    Consequences of a Servicer Default. If a Servicer Default shall occur and be continuing, either the Indenture Trustee or the Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or the Majority Certificateholders as of the close of the preceding Distribution Date) by notice then given in writing to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders or the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.02. The Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Indenture Trustee or the Owner Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account, or the Note Distribution Account or thereafter received with respect to the Receivables that shall at that time be held by the Servicer.

SECTION 7.03    Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including the Basic Servicing Fee, Investment Earnings and Supplemental Servicing Fees. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000, (ii) which has a long term unsecured debt rating that falls within an investment grade category by Moody’s Investors Service, Inc. and S&P Global Ratings, or is otherwise acceptable to Moody’s Investors Service, Inc. and S&P Global Ratings and (iii) whose regular business includes the servicing of motor vehicle related receivables, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Costs associated with the resignation of the Servicer and the appointment of a successor Servicer will be paid by the Indenture Trustee from amounts in the Trust Estate.

SECTION 7.04    Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Depositor, who promptly shall provide such notice to the Rating Agencies, and the Owner Trustee shall give prompt written notice thereof to the Certificateholders.

SECTION 7.05    Waiver of Past Defaults. Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Majority Certificateholders as of the close of the preceding Distribution Date) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Designated Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE VIII

TERMINATION

SECTION 8.01     Optional Purchase of All Receivables; Insolvency of the Depositor; Termination of Trust.

(a)    (i) The Servicer shall have the option to purchase the assets of the Issuing Entity (other than the Designated Accounts) as of any date (the “Optional Purchase Date”) which is the last day of any Monthly Period as of which the Aggregate Receivables Principal Balance is the Optional Purchase Percentage or less of the Initial Aggregate Receivables Principal Balance. To exercise such option, the Servicer shall (A) furnish to the Issuing Entity and the Indenture Trustee notice of its intention to exercise such option and of the Optional Purchase Date (such notice to be furnished not later than twenty-five (25) days prior to the Distribution Date related to such Optional Purchase Date) and (B) deposit in the Collection Account when required pursuant to clause (ii) below an amount equal to the greater of (a) the remaining unpaid Principal Balance of the Notes, plus accrued and unpaid interest, and any accrued and unpaid Basic Servicing Fee payments, and (b) the unpaid Aggregate Receivables Principal Balance plus accrued and unpaid interest. Collections remitted after the Optional Purchase Date shall be credited against the above purchase price for the Receivables paid on the Distribution Date related to such Optional Purchase Date.

(ii)    The Servicer shall make such deposit set forth in clause (i)(B) above in immediately available funds on the Distribution Date related to the Optional Purchase Date, except that if any Monthly Remittance Condition is not satisfied on the Optional Purchase Date, such deposit shall instead be made on the Optional Purchase Date. Upon the making of such deposit, the Servicer shall succeed to all interests in and to the Issuing Entity (other than the Designated Accounts).

(b)    Upon any sale or other disposition of the assets of the Issuing Entity pursuant to Article V of the Indenture (an “Event of Default Sale”), the Servicer shall instruct the Applicable Trustee to deposit into the Collection Account from the proceeds of such disposition the amount specified in clause SECOND of Section 5.4(b) of the Indenture (the “Event of Default Proceeds”). On the Distribution Date on which the Event of Default Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Applicable Trustee to make the following deposits (after the application on such Distribution Date of the Available Principal and the Available Interest and funds on deposit in the Reserve Account pursuant to Sections 4.06 and 4.07) from the Event of Default Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence) in the following priority:

(i)    first, to the Note Distribution Account, for payment of interest on the Class A Notes, the Aggregate Class A Interest Distributable Amount;

(ii)    second, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class A Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class A Notes, sequentially by class, starting with the Class A-1 Notes, until each class of Class A Notes has been paid in full;

(iii)    third, to the Note Distribution Account, an amount equal to the Aggregate Class B Interest Distributable Amount for payment of interest on the Class B Notes;

(iv)    fourth, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class B Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class B Notes;

(v)    fifth, to the Note Distribution Account, an amount equal to the Aggregate Class C Interest Distributable Amount for payment of interest on the Class C Notes;

(vi)    sixth, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class C Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class C Notes;

(vii)    seventh, to the Note Distribution Account, an amount equal to the Aggregate Class D Interest Distributable Amount for payment of interest on the Class D Notes; and

(viii)    eighth, to the Note Distribution Account, an amount equal to the Note Principal Balance of the Class D Notes (after giving effect to the reduction in the Note Principal Balance to result from the deposits made in the Note Distribution Account on such Distribution Date and on each prior Distribution Date) for payment of principal on the Class D Notes.

Subject to Section 5.01(b), any investments on deposit in the Reserve Account which shall not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as shall result in the Indenture Trustee receiving the proceeds from such sale not later than such Distribution Date and applied as set forth above. Any Event of

Default Proceeds remaining after all the deposits and other payments described above have been paid in full shall be paid to the Certificateholder (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis).

(c)    Notice of any dissolution of the Issuing Entity shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(d)    Following the satisfaction and discharge of the Indenture with respect to the Notes, and the payment in full of the principal and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of the Indenture Trustee pursuant to this Agreement (subject to the continuing obligations of the Indenture Trustee set forth in Sections 6.03(b) and 7.03 of this Agreement, Section 3.04 of the Trust Sale Agreement and Section 4.4 of the Indenture).

(e)    After indefeasible payment in full to the Indenture Trustee, the Owner Trustee, the Noteholders, the Certificateholders and the Servicer of all amounts required to be paid under this Agreement, the Indenture and the Trust Agreement (including as contemplated by this Section 8.01), (i) any amounts on deposit in the Reserve Account and the Collection Account (after all other distributions required to be made from such accounts have been made and provision for the payment of all liabilities of the Issuing Entity as required by Section 3808 of the Statutory Trust Act) shall be paid to the Certificateholder (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis) and (ii) any other assets remaining in the Issuing Entity shall be distributed to the Certificateholder (or if the Certificate Distribution Account has been established pursuant to Section 5.1 of the Trust Agreement, then to such Certificate Distribution Account for distribution to the Certificateholders on a pro rata basis).

ARTICLE IX

CUSTODIAN

SECTION 9.01    Custody of Receivable Files.

(a)    In connection with the sale, transfer and assignment of the Receivables to the Depositor pursuant to the Pooling Agreement and the First Step Receivables Assignment, the Depositor, simultaneously with the execution and delivery of the Pooling Agreement and this Agreement, shall enter into the Custodian Agreement with the Custodian, pursuant to which the Depositor shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Depositor as Custodian of the following documents or instruments which shall be constructively delivered to the Depositor with respect to each Receivable:

(i)    the fully executed original (or, with respect to a Receivable that is “electronic chattel paper,” an authoritative copy) of the instalment sale contract or direct purchase money loan, as applicable, for such Receivable;

(ii)    documents evidencing or related to any Insurance Policy;

(iii)    the original credit application of each Obligor, fully executed by each such Obligor on the Seller’s customary form, or on a form approved by the Seller, for such application;

(iv)    where permitted by law, the original certificate of title (when received) and otherwise such documents, if any, that the Seller keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of the Seller as first lienholder or secured party; and

(v)    any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

(b)    In connection with the sale, transfer and assignment of the Receivables to the Issuing Entity pursuant to the Trust Sale Agreement and the Second Step Receivables Assignment, the Custodian, under the Custodian Agreement, agrees to act as Custodian thereunder for the benefit of the Issuing Entity. The Issuing Entity hereby accepts and agrees to the terms and provisions of the Custodian Agreement and designates Ally Bank as the custodian with respect to the Receivables Files.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01    Amendment.

(a)    This Agreement may be amended by the Depositor, the Servicer and the Issuing Entity, and if such amendment materially and adversely affects the rights of the Indenture Trustee, with the consent of the Indenture Trustee, and, if such amendment materially and adversely affects the rights of the Owner Trustee under this Agreement, with the consent of the Owner Trustee, but without the consent of any of the Financial Parties, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Documents, (iii) to add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders (provided that if any such addition shall affect any class of Noteholders differently from any other class of Noteholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders), provided that in the case of this clause (iii), the consent of the Certificateholders shall be required, (iv) to add to the covenants, restrictions or obligations of the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee or (v) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Financial Parties. Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the effect that such amendment would not cause the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.

(b)    This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuing Entity, and if such amendment materially and adversely affects the rights of the Indenture Trustee, with the consent of the Indenture Trustee, and, if such amendment materially and adversely affects the rights of the Owner Trustee under this Agreement, with the consent of the Owner Trustee, with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date, and if any Person other than the Depositor holds any Certificates, with the consent of the Majority Certificateholders as of the close of the preceding Distribution Date (which consent, whether given pursuant to this Section 10.01 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Note or Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon any Note or Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce the interest rate or principal amount of any Note or change any Distribution Date or the Final Scheduled Distribution Date of any Note or distributions on the Certificates (without the consent of the holders hereof), (ii) increase or reduce the amount of the required Specified Reserve Account Balance without the consent of all of the Noteholders or Certificateholders then outstanding, (iii) adversely affect the rating of any Securities by any of the Rating Agencies without the consent of the holders of two-thirds of the Outstanding Amount of an affected class of Notes or two-thirds of the Voting Interests of affected Certificates, as appropriate, each as of the close of the preceding Distribution Date or (iv) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and Certificates then outstanding. Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the effect that such amendment would not cause the Issuing Entity to fail to qualify as a grantor trust for United States federal income tax purposes.

(c)    Prior to the execution of any such amendment or consent pursuant to Section 10.01(a) or (b), the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to the Depositor, who promptly shall provide such notice to the Rating Agencies.

(d)    Promptly after the execution of any such amendment or consent pursuant to Section 10.01(a) or (b), the Owner Trustee shall furnish a copy of such amendment or consent to each Interested Party and to the Depositor, who promptly shall provide such copy to each Rating Agency.

(e)    It shall not be necessary for the consent of Noteholders or Certificateholders pursuant to Section 10.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 7 of the Note Depository Agreement.

(f)    Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(h). The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects such trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g)    The Depositor agrees that it shall not amend or agree to any amendment of the Pooling Agreement or the Trust Sale Agreement unless such amendment would be permissible under the terms of this Section 10.01 as if this Section 10.01 were contained in the Pooling Agreement and the Trust Sale Agreement.

SECTION 10.02     Protection of Title to Trust.

(a)    The Servicer shall authorize or prepare, as applicable, and file such financing statements or amendments to financing statements and cause to be authorized or prepared, as applicable, and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Noteholders, the Certificateholders, the Indenture Trustee and the Issuing Entity under the Trust Sale Agreement and the Second Step Receivables Assignment in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Indenture Trustee and the Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)    The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

(c)    The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and the Note Distribution Account.

(d)    The Servicer shall maintain its computer systems so that, from and after the time of sale of the Receivables under the Trust Sale Agreement and the Second Step Receivables Assignment, the Servicer’s master computer records (including any back-up archives) that refer to any Receivable indicate clearly that the Receivable is owned by the Issuing Entity. Indication of the Issuing Entity’s ownership of a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable has been paid in full, substituted or repurchased by the Depositor or purchased by the Servicer in accordance with the terms of the Basic Documents.

(e)    If at any time the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives)

that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuing Entity unless such Receivable has been paid in full, substituted or repurchased by the Depositor or purchased by the Servicer.

(f)    The Servicer shall permit the Indenture Trustee and the Owner Trustee and their respective agents at any time, and the Asset Representations Reviewer after delivery of an Asset Representations Review Notice, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivables then or previously included in the Owner Trust Estate.

(g)    The Servicer shall furnish to the Indenture Trustee and the Owner Trustee at any time, and the Asset Representations Reviewer after delivery of an Asset Representations Review Notice, upon request a list of all Receivables then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Accountings furnished before such request indicating removal of Receivables from the Owner Trust Estate. Upon request, the Servicer shall furnish a copy of any such list to the Depositor. The Indenture Trustee, the Owner Trustee and the Depositor shall hold any such list and the Schedule of Receivables for examination by interested parties during normal business hours at their respective offices located at the addresses specified in Section 10.04.

(h)    The Servicer shall deliver to the Indenture Trustee and the Owner Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed as necessary to fully preserve and protect the interest of the Indenture Trustee and the Owner Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 10.03    Survival. The representations and warranties and covenants of the Servicer set forth in Sections 2.06 and 3.01, respectively, of this Agreement shall remain in full force and effect and shall survive the Closing Date under Section 2.03 of the Pooling Agreement and the closing under the Further Transfer Agreements.

SECTION 10.04    Notices. All demands, notices and communications upon or to the Seller, the Servicer or the Depositor under this Agreement shall be delivered as specified in Appendix B to this Agreement.

SECTION 10.05    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.06    Waivers. No failure or delay on the part of the Servicer in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 10.07    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.08    Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 10.09     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the holders thereof.

SECTION 10.10    Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent expressly provided herein, the Noteholders, the Certificateholders, the Indenture Trustee, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in Section 6.01 or in this Article X, no other person shall have any right or obligation hereunder.

SECTION 10.11    Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be assigned by the Servicer or the Depositor without the consent of any other Person to a corporation, limited liability company or other entity that is a successor (by merger, consolidation or purchase of assets) to the Servicer or the Depositor (as applicable), or 25% or more of the voting interests of which is owned, directly or indirectly, by General Motors or by Ally Financial, provided that such assignee entity of the Servicer or the Depositor executes an agreement of assumption, as provided in Section 6.02 of this Agreement or Section 3.03(a) of the Trust Sale Agreement, as applicable.

SECTION 10.12    No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes to the Note Distribution Account or, with respect to the Certificates, to the Certificateholders or the Certificate Distribution Account, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under a federal or State bankruptcy or insolvency proceeding.

SECTION 10.13     Tax Treatment. The Servicer covenants that for all tax purposes the Servicer shall regard and treat the Notes and the Certificates in a manner consistent with the treatment of the Issuing Entity, for United States federal income tax purposes, as a grantor trust, and the treatment of the Notes, for federal income tax purposes, as indebtedness, as more fully described in the agreements (i) among the Depositor, the Owner Trustee and the Certificateholders in Section 2.11 of the Trust Agreement and (ii) among the Depositor, the Indenture Trustee and the Noteholders in Section 2.14 of the Indenture.

SECTION 10.14     Furnishing Documents. The Indenture Trustee shall furnish to Noteholders, promptly upon receipt of a written request therefor, copies of the Pooling Agreement, the Trust Sale Agreement, the Administration Agreement, the Custodian Agreement, the Trust Agreement, the Indenture and this Agreement.

SECTION 10.15     Information to Be Provided by the Indenture Trustee.

(a)    The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Indenture Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1104(e), 1117, 1119, 1121(c) and 1122 of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Agreement and the Indenture; provided that with respect to Rule 15Ga-1, and Items 1104(e) and 1121(c), the Indenture Trustee shall not be deemed a “securitizer” under Regulation AB or under the Exchange Act.

(b)    Except to the extent disclosed by the Indenture Trustee in subsection (c) or (d) below, the Indenture Trustee shall be deemed to have represented to the Depositor on the first day of each Monthly Period with respect to the prior Monthly Period that to the best of its knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Deutsche Bank Trust Company Americas or any property of Deutsche Bank Trust Company Americas that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(c)    The Indenture Trustee shall, as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to any information regarding the Indenture Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Depositor, in writing, such updated information.

(d)    The Indenture Trustee shall deliver to the Depositor on or before March 15 of each year, beginning with March 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day), a certificate of a representative of the Indenture Trustee with respect to the immediately preceding calendar year certifying, on behalf of the Indenture Trustee, that except to the extent otherwise disclosed in writing to Depositor, to the best of his or her knowledge there were no legal or governmental proceedings pending (or known to be contemplated) against Deutsche Bank Trust Company Americas or any property of Deutsche Bank Trust Company Americas that would be material to any Noteholder or, to the extent that the Certificates are registered under the Securities Act for public sale, any holder of such Certificates.

(e)    The Indenture Trustee shall deliver to the Depositor on or before March 15 of each year, beginning with March 15, 2018 (or, if such day is not a Business Day, the next succeeding Business Day) a certificate of a representative of the Indenture Trustee with respect to the immediately preceding calendar year providing to the Depositor such information regarding the Indenture Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum a description of any affiliation between the Indenture Trustee and any of the following parties to this securitization transaction, as such parties are identified to the Indenture Trustee by the Depositor in writing in advance of this securitization transaction:

(i)    the Depositor;

(ii)    Ally Bank, as sponsor;

(iii)    the Issuing Entity;

(iv)    the Servicer;

(v)    the Owner Trustee;

(vi)    the Asset Representations Reviewer; and

(vii)    any other material transaction party.

(f)    In connection with the parties listed in clauses (i) through (vii) above, the Indenture Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset backed securities issued in this securitization transaction.

(g)    The Indenture Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of (i) all demands communicated to the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to Section 2.04 of the Trust Sale Agreement or Section 2.11 of this Agreement, as applicable and (ii) all requests by Verified Note Owners to communicate with other Noteholders regarding the exercise of remedies pursuant to the Basic Documents.

SECTION 10.16     Limitation of Liability of Indenture Trustee and Owner Trustee.

(a)     Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee and in no event shall Deutsche Bank

Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

(b)    Notwithstanding anything contained herein to the contrary, this Agreement has been executed by BNY Mellon Trust of Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall BNY Mellon Trust of Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ALLY BANK

By:
Name:
Title:

ALLY AUTO RECEIVABLES TRUST 2017-3

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuing Entity

By:
Name:
Title:

ALLY AUTO ASSETS LLC

By:
Name:
Title:

Servicing Agreement (AART 2017-3)

Acknowledged, Accepted, and, with respect to

Sections 4.02(c), 4.05, 4.06, 4.09, 5.01, 6.05, 7.03, 10.01(c), 10.02(g), 10.14 and 10.15, Agreed to by:

DEUTSCHE BANK NATIONAL TRUST COMPANY for

DEUTSCHE BANK TRUST COMPANY AMERICAS,

not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title:

Servicing Agreement (AART 2017-3)

SCHEDULE A

SCHEDULE OF RECEIVABLES

The Schedule of Receivables is

on file at the offices of:

1.    The Indenture Trustee

2.    The Owner Trustee

3.    The Servicer

4.    The Seller

5.    The Depositor

Sch. A

APPENDIX A

PART I — DEFINITIONS

All terms defined in this Appendix shall have the defined meanings when used in the Basic Documents, unless otherwise defined therein.

AAA: The American Arbitration Association.

AAA Rules: The AAA’s Commercial Arbitration Rules and Mediation Procedures in effect as of the date of the commencement of the ADR Proceeding.

Account Holder: A bank or trust company, whose short-term unsecured debt obligations have the Required Deposit Rating, that holds one or more of the Designated Accounts.

Act: An Act as specified in Section 11.3(a) of the Indenture.

Administration Agreement: That certain Administration Agreement, dated as of the Closing Date, among Ally Bank, as Administrator, the Issuing Entity and the Indenture Trustee, as amended, supplemented or modified from time to time.

Administrative Purchase Payment: With respect to a Distribution Date and to an Administrative Receivable purchased as of the last day of the related Monthly Period, a payment equal to (i) the Receivables Principal Balance minus that portion of all payments made by or on behalf of the related Obligor on or prior to the last day of the related Monthly Period allocable to principal plus (ii) the product of the amount set forth in clause (i), the greater of the Discount Rate and the Annual Percentage Rate and 30/360.

Administrative Receivable: A Receivable that the Servicer is required to purchase pursuant to Section 2.07 of the Servicing Agreement or which the Servicer has elected to repurchase pursuant to Section 8.01(a) of the Servicing Agreement.

Administrator: Ally Bank or any successor Administrator under the Administration Agreement.

ADR Proceeding: Either an Arbitration or a Mediation.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: The office of the Issuing Entity maintained pursuant to Section 3.2 of the Indenture.

App. A-1

Aggregate Amount Financed: The aggregate of the Amount Financed for each Receivable as of any date. As of the Cutoff Date, the Aggregate Amount Financed was $1,057,998,087.93.

Aggregate Class A Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of such Distribution Date and (ii) the Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Class B Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class B Notes as of such Distribution Date and (ii) the Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Class C Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class C Notes as of such Distribution Date and (ii) the Class C Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Class D Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Note Class Interest Distributable Amount for the Class D Notes as of such Distribution Date and (ii) the Class D Interest Carryover Shortfall as of the close of the preceding Distribution Date.

Aggregate Note Principal Balance: With respect to the close of a Distribution Date, the sum of the Note Principal Balances for all classes of Notes.

Aggregate Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of (i) the Aggregate Class A Interest Distributable Amount as of such Distribution Date, (ii) the Aggregate Class B Interest Distributable Amount as of such Distribution Date, (iii) the Aggregate Class C Interest Distributable Amount as of such Distribution Date and (iv) the Aggregate Class D Interest Distributable Amount as of such Distribution Date.

Aggregate Noteholders’ Principal Distributable Amount: With respect to any Distribution Date, the sum of (i) the Noteholders’ Regular Principal Distributable Amount as of such Distribution Date and (ii) the Aggregate Noteholders’ Priority Principal Distributable Amount as of such Distribution Date.

Aggregate Noteholders’ Priority Principal Distributable Amount: With respect to any Distribution Date, the sum of (i) the First Priority Principal Distributable Amount, (ii) the Second Priority Principal Distributable Amount, (iii) the Third Priority Principal Distributable Amount and (iv) the Fourth Priority Principal Distributable Amount, each as of such Distribution Date.

Aggregate Principal Balance of Non-Subvented Receivables: As of any date, the present value as of such date of all scheduled monthly payments on all of the Non-Subvented Receivables (other than Liquidating Receivables) held by the Issuing Entity on such date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such Receivables), with each Receivable being discounted from the last day of the calendar month in which payments are to become due to such date at the greater of the Discount Rate and the Annual Percentage Rate.

App. A-2

Aggregate Principal Balance of Subvented Receivables: As of any date, the present value as of such date of all scheduled monthly payments on all of the Subvented Receivables (other than Liquidating Receivables) held by the Issuing Entity on such date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such Receivables), with each Receivable being discounted from the last day of the calendar month in which payments are to become due to such date at the greater of the Discount Rate and the Annual Percentage Rate.

Aggregate Receivables Face Amount: As of any date, the sum of the Principal Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Issuing Entity on such date.

Aggregate Receivables Principal Balance: As of any date, the sum of (i) the Aggregate Principal Balance of Subvented Receivables and (ii) the Aggregate Principal Balance of Non-Subvented Receivables, each as of such date.

Ally Auto: Ally Auto Assets LLC, a Delaware limited liability company, and its successors and assigns.

Ally Bank: Ally Bank, a Utah chartered bank, and its successors and assigns.

Ally Financial: Ally Financial Inc., a Delaware corporation, formerly known as GMAC Inc., GMAC LLC and General Motors Acceptance Corporation, and its successors and assigns.

Ally Group Notes: The Notes held by the Depositor or an Affiliate of the Depositor.

Ally Parties: Ally Bank, Ally Auto and the Issuing Entity.

Amount Financed: With respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and direct purchase money loans and related costs, less:

(i)	payments received from the related Obligor prior to the Cutoff Date allocable to principal and

(ii)	any amount allocable to the premium for physical damage collateral protection insurance covering the Financed Vehicle required by the Servicer or the Seller.

Annual Percentage Rate: With respect to a Receivable, the annual rate of finance charges stated in such Receivable.

Annual Statement of Compliance: The Officer’s Certificate required to be delivered by the Issuing Entity, pursuant to Section 3.9 of the Indenture or the Officer’s Certificate required to be delivered by the Servicer pursuant to Section 4.01(a) of the Servicing Agreement, as applicable.

App. A-3

Applicable Trustee: So long as the Aggregate Note Principal Balance is greater than zero and the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, and thereafter, the Owner Trustee.

Arbitration: A binding arbitration proceeding with AAA conducted pursuant to the rules set forth in the AAA Rules.

Asset Representations Review: A review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Delinquent Receivables that have been Delinquent Receivables for 60 days or more as of the last day of the preceding Monthly Period to determine whether such Delinquent Receivables satisfy the representations and warranties set forth in Section 3.01 of the Pooling Agreement as of the Closing Date or such other date as specified in Section 3.01 of the Pooling Agreement.

Asset Representations Review Agreement: The Asset Representations Review Agreement, dated as of the Closing Date, among the Issuing Entity, the Seller and the Asset Representations Reviewer, as amended, supplemented or modified from time to time.

Asset Representations Review Notice: As defined in Section 5.17(d) of the Indenture.

Asset Representations Reviewer: Clayton Fixed Income Services LLC, or any successor asset representations reviewer designated pursuant to the Indenture and the Administration Agreement.

Authorized Officer: (i) With respect to the Issuing Entity, any officer or agent acting under power of attorney of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or the power of attorney and, so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuing Entity and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Servicer, any officer or agent of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer or the Issuing Entity and to be acted upon by the Servicer pursuant to the Servicing Agreement.

Available Interest: With respect to any Distribution Date, the sum of the following amounts with respect to the prior Monthly Period:

(i)	that portion of all collections on the Receivables held by the Issuing Entity (other than Liquidating Receivables) allocable to interest;

(ii)	Liquidation Proceeds to the extent allocable to interest; and

App. A-4

(iii)	the Warranty Payment or the Administrative Purchase Payment for each Receivable that the Depositor repurchased or the Servicer purchased during such Monthly Period to the extent allocable to accrued interest;

except that any of the foregoing amounts, to the extent they constitute amounts representing Liquidation Expenses pursuant to Section 2.03 of the Servicing Agreement, shall be excluded from “Available Interest.”

For purposes of this definition, references to the prior Monthly Period shall mean with respect to the initial Distribution Date, the period from and including the Cutoff Date to the end of the calendar month preceding the initial Distribution Date. All of the preceding allocations called for herein shall be made in accordance with the Servicer’s customary servicing procedures.

Available Principal: With respect to any Distribution Date, the sum of the following amounts with respect to the prior Monthly Period:

(i)	that portion of all collections on Receivables held by the Issuing Entity (other than Liquidating Receivables) allocable to principal;

(ii)	Liquidation Proceeds to the extent allocable to principal; and

(iii)	to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each Receivable that the Depositor repurchased or the Servicer purchased during such Monthly Period;

except that any of the foregoing amounts, to the extent they constitute amounts representing reimbursement for Liquidation Expenses pursuant to Section 2.03 of the Servicing Agreement, shall be excluded from “Available Principal.”

For purposes of this definition, references to the prior Monthly Period shall mean with respect to the initial Distribution Date, the period from and including the Cutoff Date to the end of the calendar month preceding the initial Distribution Date. All of the preceding allocations called for herein shall be made in accordance with the Servicer’s customary servicing procedures.

Bankruptcy Code: Title 11 of the United States Code, as the same may be amended from time to time.

Basic Documents: The Certificate of Trust, the Trust Agreement, the Pooling Agreement (including the First Step Receivables Assignment), the Trust Sale Agreement (including the Second Step Receivables Assignment), the Servicing Agreement, the Custodian Agreement, the Administration Agreement, the Asset Representations Review Agreement, the Indenture, the Note Depository Agreement, the Notes, the Certificates and the other documents and certificates delivered in connection therewith.

Basic Servicing Fee: With respect to a Distribution Date, the basic fee payable to the Servicer for services rendered during the related Monthly Period, which shall be equal to the sum of (a) one-twelfth (1/12th) of the Basic Servicing Fee Rate multiplied by the Aggregate Receivables Face Amount of all Receivables held by the Issuing Entity as of the first day of such

App. A-5

Monthly Period (or, for the first Distribution Date, the Basic Servicing Fee Rate multiplied by a fraction, the numerator of which is 30 and the denominator of which is 360, multiplied by the Aggregate Receivables Face Amount as of the Closing Date) and (b) any unpaid Basic Servicing Fees from any prior Distribution Date.

Basic Servicing Fee Rate: 1.00% per annum.

Benefit Plan: Any of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a “plan” subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity.

Book-Entry Certificates: A beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.2 of the Trust Agreement.

Book-Entry Notes: A beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

Business Day: Any day other than a Saturday, a Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

Certificate: The Certificates executed by the Issuing Entity and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificate Depository: The depository from time to time selected by the Administrator on behalf of the Trust in whose name the Book-Entry Certificates are registered while Book-Entry Certificates are outstanding. Unless otherwise directed by the Administrator, the first Certificate Depository upon the issuance of Book-Entry Certificates shall be Cede & Co., the nominee of the initial Clearing Agency.

Certificate Depository Agreement: The letter, dated as of the date Book-Entry Certificates are issued, by the Issuing Entity to The Depository Trust Company, as the initial Clearing Agency relating to the Book-Entry Certificates, as the same may be amended and supplemented from time to time.

Certificate Distribution Account: The account, if applicable, designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

Certificate of Trust: The certificate of trust of the Issuing Entity substantially in the form of Exhibit B to the Trust Agreement filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Act.

Certificate Owner: The owner of an interest in a Certificate.

Certificate Register: The register of Certificates specified in Section 3.4 of the Trust Agreement.

App. A-6

Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

Certificateholder: A Person in whose name a Certificate is registered pursuant to the terms of the Trust Agreement.

Class A Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class A Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class A Notes.

Class A Notes: Collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

Class A-1 Notes: The 1.10000% Asset Backed Notes, Class A-1 in the initial aggregate principal balance of $270,000,000 issued pursuant to the Indenture.

Class A-2 Notes: The 1.53% Asset Backed Notes, Class A-2 in the initial aggregate principal balance of $371,370,000 issued pursuant to the Indenture.

Class A-3 Notes: The 1.74% Asset Backed Notes, Class A-3 in the initial aggregate principal balance of $271,370,000 issued pursuant to the Indenture.

Class A-4 Notes: The 2.01% Asset Backed Notes, Class A-4 in the initial aggregate principal balance of $86,010,000 issued pursuant to the Indenture.

Class B Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class B Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class B Notes.

Class B Notes: The 2.24% Asset Backed Notes, Class B in the initial aggregate principal balance of $22,220,000 issued pursuant to the Indenture.

Class C Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class C Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class C Notes.

Class C Notes: The 2.37% Asset Backed Notes, Class C in the initial aggregate principal balance of $18,510,000 issued pursuant to the Indenture.

Class D Interest Carryover Shortfall: With respect to any Distribution Date, as of the close of business on such Distribution Date, the excess of (i) the Aggregate Class D Interest Distributable Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest for the Class D Notes.

App. A-7

Class D Notes: The 2.91% Asset Backed Notes, Class D in the initial aggregate principal balance of $13,750,000 issued pursuant to the Indenture.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: May 24, 2017.

Code: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

Collateral: The collateral specified in the Granting Clause of the Indenture.

Collection Account: The account designated as such, established and maintained pursuant to Section 5.01(a)(i) of the Servicing Agreement.

Commission: The Securities and Exchange Commission.

Controlling Class: (a) So long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes, and (d) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding but the Class D Notes are outstanding, the Class D Notes.

Corporate Trust Office: With respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Closing Date are located, in the case of the Indenture Trustee, (i) solely for purposes of transfer, surrender, or exchange of the Notes, Transfer Agency and Static Data, DB Services Americas, Inc., US CTAS Operations, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256 USA, and (ii) for all other purposes, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 100 Plaza One—MS: JCY03-0699, Jersey City, New Jersey 07311, Attention: Ally Auto Receivables Trust 2017-3, Email: as set forth on the attached Schedule 1 and in the case of the Owner Trustee, at BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809.

Custodian: Ally Bank, as Custodian, or another custodian named from time to time in the Custodian Agreement.

App. A-8

Custodian Agreement: The Custodian Agreement, dated as of the Closing Date, between the Custodian and the Depositor, as amended, supplemented or modified from time to time.

Cutoff Date: May 1, 2017.

Dealer: The seller of automobiles or light trucks that originated one or more of the Receivables and assigned the respective Receivable, directly or indirectly, to Ally Bank under an existing agreement between such seller and Ally Bank.

Dealer Agreement: An existing agreement between Ally Bank or one of its Affiliates and a Dealer with respect to a Receivable.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Definitive Certificates: The Certificates issued in the form of definitive certificates pursuant to Section 3.2(a) or Section 3.12 of the Trust Agreement.

Definitive Notes: The Notes issued in the form of definitive notes pursuant to Section 2.12 of the Indenture.

Delinquency Ratio: With respect to each Monthly Period, an amount equal to the percentage equivalent of a fraction, the numerator of which is equal to the Aggregate Amount Financed of Delinquent Receivables that have been Delinquent Receivables for 61 days or more and the denominator of which is equal to the Aggregate Amount Financed.

Delinquency Trigger: With respect to each Monthly Period set forth below, a “Delinquency Trigger” shall occur in the event the Delinquency Ratio is greater than or equal to the Delinquency Ratio set forth below for such applicable Monthly Period:

Monthly Period	Delinquency Ratio
1 to 12	1.25%
13 to 24	1.60%
25 to 36	1.65%
37 to 48	2.25%
49 and After	2.25%

Delinquent Receivable: A Receivable (i) with respect to which payment of a required payment amount within $25 has not been received by the Servicer by the related payment due date as of the end of the related Monthly Period and (ii) that is not a Liquidating Receivable.

App. A-9

Depositor: The Person executing the Trust Sale Agreement as the Depositor, or its successor in interest pursuant to Section 3.03 of the Trust Sale Agreement.

Designated Account Property: The Designated Accounts, all cash, investments, Financial Assets, securities and investment property held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities or otherwise), including the Reserve Account Deposit, and all proceeds of the foregoing but excluding all Investment Earnings thereon.

Designated Accounts: The Collection Account, the Note Distribution Account and the Reserve Account, collectively.

Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

Discount Rate: 0.00% per annum.

Distribution Date: With respect to a Monthly Period, the 15th day of the next succeeding calendar month or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing June 15, 2017.

Eligible Deposit Account: Either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, provided that with respect to S&P Global Ratings, such rating shall be at least BBB, and with respect to Moody’s Investors Service, Inc., such rating shall be at least Baa3.

Eligible Institution: Either (i) the corporate trust department of the Indenture Trustee or the Owner Trustee, as applicable, or (ii) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC.

Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i)	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(ii)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or

App. A-10

contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company; provided that such Person has a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iii)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iv)	investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

(v)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company (x) the deposits of which are insured by FDIC or (y) the counterparty for which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which is required to be liquidated immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall); and

(vii)	commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations;

in each case, maturing, or if such Eligible Investment does not mature, being liquidated (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on

App. A-11

such next Distribution Date if either (x) such investment is issued by the institution with which the Note Distribution Account is then maintained or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are rated at least P-1 by Moody’s Investors Service, Inc. and A-1+ by S&P Global Ratings, on the date such investment is made) shall advance funds on such Distribution Date to the Note Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on the Notes on such Distribution Date. If a Rating Agency that is rating the Notes has failed to provide a rating for an investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency. For purposes of the foregoing, unless the Indenture Trustee objects at the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

Entitlement Holder: Has the meaning given such term in Section 8-102(a)(7) of the New York UCC.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Established Collection Procedures: As defined in Section 2.02(a) of the Servicing Agreement.

Event of Default: An event described in Section 5.1 of the Indenture.

Event of Default Proceeds: As defined in Section 8.01(b) of the Servicing Agreement.

Event of Default Sale: As defined in Section 8.01(b) of the Servicing Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Executive Officer: With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such entity; and with respect to any partnership, any general partner thereof.

FATCA: Sections 1471 through 1474 of the Code (or any amended or successor version thereof) and any current or future regulations or official interpretations thereof.

FATCA Withholding Tax: Any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

FDIC: Federal Deposit Insurance Corporation or any successor agency.

FDIC Rule: 12 C.F.R. §360.6, as such may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time.

App. A-12

Final Scheduled Distribution Date: With respect to a class of Notes, the Distribution Date in the month and year set forth below opposite such Notes:

Class A-1 Notes:	June 15, 2018;
Class A-2 Notes:	March 16, 2020;
Class A-3 Notes:	September 15, 2021;
Class A-4 Notes:	March 15, 2022;
Class B Notes:	July 15, 2022;
Class C Notes:	October 17, 2022; and
Class D Notes:	January 16, 2024.

Financed Vehicle: A new or used car or light truck, together with all accessories thereto, securing an Obligor’s indebtedness under a Receivable.

Financial Asset: Has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the Entitlement Holder holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

Financial Parties: The Noteholders and the Certificateholders.

First Priority Principal Distributable Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of the Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (ii) the Aggregate Receivables Principal Balance as of the close of business on the last day of the immediately preceding Monthly Period.

First Step Receivables Assignment: As defined in Section 2.02 of the Pooling Agreement.

Fourth Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of all the Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (b) the Aggregate Receivables Principal Balance as of the close of business on the last day of the immediately preceding Monthly Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date, and (c) the Third Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

Further Transfer Agreements: The Second Step Receivables Assignment, the Trust Agreement, the Notes, the Certificates, the Trust Sale Agreement and the Indenture.

General Motors: General Motors Company, a Delaware corporation, and its successors and assigns, or General Motors LLC, a Delaware limited liability company, and its successors and assigns.

App. A-13

Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

Holder: The Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

Indenture: The Indenture, dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee, as amended, supplemented or modified from time to time.

Indenture Trustee: Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and stating that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

Initial Aggregate Receivables Principal Balance: As of the Cutoff Date, the sum of (i) the Aggregate Principal Balance of Subvented Receivables and (ii) the Aggregate Principal Balance of Non-Subvented Receivables, equal to $1,057,998,087.93.

Insurance Policy: With respect to a Receivable, an insurance policy covering (i) physical damage, theft, mechanical breakdown or similar event with respect to the related Financed Vehicle or (ii) credit life or credit disability with respect to the related Obligor.

App. A-14

Intercompany Advance Agreement: The Intercompany Advance Agreement, dated as of September 11, 2009, between Ally Bank and Ally Auto, as amended, supplemented or modified from time to time.

Interest Rate: With respect to each class of Notes, the per annum rate set forth below:

Class A-1 Notes:	1.10000%;
Class A-2 Notes:	1.53%;
Class A-3 Notes:	1.74%;
Class A-4 Notes:	2.01%;
Class B Notes:	2.24%;
Class C Notes:	2.37%; and
Class D Notes:	2.91%.

Interested Parties: The Issuing Entity and each other party identified or described in the Pooling Agreement or the Further Transfer Agreements as having an interest as owner, trustee, secured party or holder of Securities.

Investment Company Act: The Investment Company Act of 1940, as the same may be amended from time to time.

Investment Earnings: Investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses.

Investment Fund: First, Deutsche Bank Treasury Portfolio Institutional Shares Fund #43 for so long as Deutsche Bank Treasury Portfolio Institutional Shares Fund #43 is an Eligible Investment. If Deutsche Bank Treasury Portfolio Institutional Shares Fund #43 ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall second be held in Deutsche Bank Cash Reserves Institutional Fund #500 for so long as Deutsche Bank Cash Reserves Institutional Fund #500 is an Eligible Investment. If Deutsche Bank Cash Reserves Institutional Fund #500 ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall third be held in Morgan Stanley Treasury Securities Portfolio Institutional Shares Fund #8315 for so long as Morgan Stanley Treasury Securities Portfolio Institutional Shares Fund #8315 is an Eligible Investment. If Morgan Stanley Treasury Securities Portfolio Institutional Shares Fund #8315 ceases to be an Eligible Investment, the funds deposited in each of the Designated Accounts shall be invested at the written direction of the Servicer in a money market mutual fund that is an Eligible Investment and has a principal investment strategy and an investment objective that are each substantially identical to Deutsche Bank Treasury Portfolio Institutional Shares Fund #43.

Issuing Entity: The party named as such in the Trust Sale Agreement and in the Indenture until a successor replaces it and, thereafter, means the successor.

Issuing Entity Order: A written order signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

Issuing Entity Request: A written request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

App. A-15

Lien: Any security interest, lien, charge, pledge, equity, encumbrance or adverse claim of any kind other than tax liens, mechanics’ liens and any liens that attach by operation of law.

Liquidating Receivable: A Receivable as to which the Servicer (A)(i) has reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Receivable is unlikely or (ii) has repossessed and disposed of the Financed Vehicle and (B) has charged off.

Liquidation Expenses: With respect to (i) a Liquidating Receivable without recourse to a Dealer, $300.00 (or such greater amount as the Servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a liquidated Financed Vehicle) as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer’s customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation; and (ii) a Liquidating Receivable with recourse to a Dealer, $0.

Liquidation Proceeds: With respect to a Liquidating Receivable, all amounts realized with respect to such Receivable net of amounts that are required to be refunded to the Obligor on such Receivable.

Majority Certificateholders: Certificateholders holding in the aggregate more than 50% of the Voting Interests.

Mediation: A non-binding mediation or arbitration proceeding with AAA conducted pursuant to the rules set forth in the AAA Rules.

Monthly Period: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided, however, that with respect to the first Distribution Date, the Monthly Period will be the period from and including the Cutoff Date to the end of the calendar month preceding such Distribution Date.

Monthly Remittance Condition: Each of the following conditions:

(i)	Ally Bank is not the Servicer;

(ii)	the rating of the Servicer’s short-term unsecured debt is at least P-1 by Moody’s Investors Service, Inc. and A-1 by S&P Global Ratings; and

(iii)	a Servicer Default shall not have occurred and be continuing.

New York UCC: The UCC as in effect on the Closing Date in the State of New York, and as may be amended from time to time.

Non-Subvented Receivable: A Receivable that was or will be acquired or originated by Ally Bank or its Affiliates that is not a Subvented Receivable.

App. A-16

Note Class Interest Distributable Amount: With respect to any class of Notes and any Distribution Date, the product of (i) the outstanding principal balance of such class of Notes as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of such class of Notes on the Closing Date) and (ii) (a) in the case of the Notes, other than the Class A-1 Notes, one-twelfth of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a fraction, the numerator of which is 21 and the denominator of which is 360) and (b) in the case of the Class A-1 Notes, the product of the Interest Rate for such class of Notes for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), to but excluding that Distribution Date and the denominator of which is 360.

Note Depository: The depository from time to time selected by the Indenture Trustee on behalf of the Issuing Entity in whose name the Notes are registered prior to the issue of Definitive Notes. The first Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

Note Depository Agreement: The letter, dated as of the Closing Date, by the Issuing Entity to The Depository Trust Company, as the initial Clearing Agency relating to the Notes, substantially in the form of Exhibit B to the Indenture, as the same may be amended and supplemented from time to time.

Note Distribution Account: The account designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the Servicing Agreement.

Note Owner: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

Note Pool Factor: With respect to any class of Notes and any Distribution Date, an amount expressed to the seventh decimal place and computed by the Servicer which is equal to the Note Principal Balance for such class as of the close of such Distribution Date divided by the initial Note Principal Balance for such class.

Note Principal Balance: With respect to a class of Notes and any Distribution Date, the aggregate principal balance of such class of Notes, reduced by all previous payments to the Noteholders of such class in respect of principal of such Notes.

Note Register: With respect to any class of Notes, the register of such Notes specified in Section 2.4 of the Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

Notes: The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

App. A-17

Noteholder FATCA Information: With respect to any Noteholder or Note Owner, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

Noteholder Tax Identification Information: With respect to any Noteholder or Note Owner, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

Noteholders: Holders of record of the Notes pursuant to the Indenture and, with respect to any class of Notes, holders of record of such class of Notes pursuant to the Indenture.

Noteholders’ Regular Principal Distributable Amount: With respect to the Notes, for any Distribution Date, the lesser of:

(A)	the Aggregate Note Principal Balance as of the close of the immediately preceding Distribution Date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date; and

(B)	the remainder, if any, of:

(1)	the Principal Distributable Amount minus

(2)	the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

Notwithstanding the foregoing, on or after the Final Scheduled Distribution Date for the Class D Notes, the Noteholders’ Regular Principal Distributable Amount shall equal the greater of (i) the amount specified above and (ii) the outstanding principal balance of the Notes as of the preceding Distribution Date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such current Distribution Date.

Obligor: The purchaser or the co-purchasers of the Financed Vehicle or other person who owes payments under a Receivable.

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified in the Indenture, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity.

Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Depositor or the Servicer. In addition, for purposes of the Indenture: (i) such counsel shall be satisfactory to the Indenture Trustee; (ii) the opinion shall be addressed to the Indenture Trustee as Trustee and (iii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

App. A-18

Optional Purchase Date: As defined in Section 8.01(a) of the Servicing Agreement.

Optional Purchase Percentage: 10.00%.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)	Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii)	Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and

(iii)	Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes or of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes both legally and beneficially owned by the Issuing Entity, any other obligor upon the Notes, any Certificateholder or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

Outstanding Amount: As of any date of determination, the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding at such date.

Overcollateralization Target Amount: As of any Distribution Date, 1.30% of the Initial Aggregate Receivables Principal Balance.

Owner: As defined in Section 1.02 of the Pooling Agreement.

Owner Trust Estate: All right, title and interest of the Issuing Entity in and to the property and rights assigned to the Issuing Entity pursuant to Article II of the Trust Sale Agreement, all funds on deposit from time to time in the Collection Account and all other property of the Issuing Entity from time to time, including any rights of the Owner Trustee and the Issuing Entity pursuant to the Trust Sale Agreement and the Administration Agreement.

App. A-19

Owner Trustee: BNY Mellon Trust of Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee, or any successor trustee under the Trust Agreement.

Paying Agent: With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuing Entity. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement. The initial Paying Agent under the Trust Agreement shall be The Bank of New York Mellon Trust Company, National Association.

Percentage Interest: With respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

Permitted Modifications: As defined in Section 2.02(a) of the Servicing Agreement.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Physical Property: (i) Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the New York UCC and are susceptible of physical delivery and (ii) Security Certificates.

Pooling Agreement: The Pooling Agreement, dated as of the Closing Date, between the Seller and the Depositor, as amended, supplemented or modified from time to time.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Principal Balance: With respect to any Simple Interest Receivable, as of any date, the Amount Financed minus the sum of the following amounts:

(i)	that portion of all payments received from the related Obligor on or prior to such date allocable to principal; and

App. A-20

(ii)	any Warranty Payment or Administrative Purchase Payment received on or prior to such date to the extent allocable to principal.

Principal Distributable Amount: With respect to any Distribution Date, the excess of (i) the Aggregate Note Principal Balance as of the close of the preceding Distribution Date over (ii) the result of the Aggregate Receivables Principal Balance as of the close of business on the last day of the immediately preceding Monthly Period minus the Overcollateralization Target Amount.

Private Notes: The Notes initially retained by the Depositor or a majority-owned affiliate of Ally Bank as of the Closing Date.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The prospectus, dated as of May 16, 2017.

protected purchaser: As defined in Section 8-303 of the applicable UCC, and provided that the requirements of Section 8-405 of the applicable UCC are met.

Public Notes: Any Notes that are not Private Notes.

Purchased Property: As defined in Section 2.01(a) of the Pooling Agreement.

Rating Agencies: As of any date, the nationally recognized statistical rating organizations requested by the Depositor to provide ratings on the Notes which are rating the Notes on such date.

Rating Agency Condition: With respect to any action, the condition that (a) each Rating Agency shall have been given at least ten (10) days prior notice of that action and (b) none of Ally Bank, the Servicer, the Issuing Entity or the Indenture Trustee shall have received notice from any Rating Agency that such action shall result in a downgrade or withdrawal of the then current rating of the Notes. Each entity listed above shall inform the other entities listed above of whether or not it has received notice from the Rating Agencies prior to the taking of the actions at issue.

Receivable: A retail instalment sale contract or direct purchase money loan for a Financed Vehicle that is included in the Schedule of Receivables and all rights and obligations thereunder.

Receivable File: The documents listed in Section 9.01 of the Servicing Agreement pertaining to a particular Receivable.

Receivable Modifications: As defined in Section 2.02(a) of the Servicing Agreement.

Receivables Principal Balance: (i) With respect to a Subvented Receivable, an amount equal to the present value as of the close of business on the Cutoff Date of all remaining payments on the Subvented Receivable which have not been applied prior to the Cutoff Date,

App. A-21

with each Receivable being discounted at the greater of the Discount Rate and the Annual Percentage Rate from the last day of the calendar month in which each scheduled payment is to become due to that Distribution Date and (ii) with respect to a Non-Subvented Receivable, an amount equal to the outstanding principal balance of the Non-Subvented Receivable on the Cutoff Date.

Receivables Purchase Price: The amount described in Section 2.02 of the Pooling Agreement.

Record Date: (i) With respect to the Notes and with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date, or if Definitive Notes are issued for any class of Notes, with respect to such class of Notes the last day of the preceding Monthly Period and (ii) with respect to the Book-Entry Certificates and with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the preceding Monthly Period.

Redemption Date: As defined in Section 10.1 of the Indenture.

Redemption Price: With respect to the Notes, the unpaid principal amount of such Notes, plus accrued and unpaid interest thereon.

Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)), in the adopting release (Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Report of Assessment of Compliance with Servicing Criteria: As defined in Section 4.02(a) of the Servicing Agreement.

Reporting Officer: With respect to the Owner Trustee, any officer, employee or other person within the Corporate Trust Office of the Owner Trustee having responsibility for the administration of the Trust Agreement.

Repurchase or Substitution Event: As defined in Section 4.04(a) of the Pooling Agreement.

Repurchase Request: A request to repurchase a Receivable pursuant to Section 2.04(a) of the Trust Sale Agreement.

Repurchase Response Notice: A notice delivered by the Indenture Trustee to a Noteholder or Note Owner indicating that a Repurchase Request is unresolved, after (i) the Indenture Trustee receives a Repurchase Request, (ii) the Depositor or the Seller does not

App. A-22

repurchase the Receivables related to such Repurchase Request within 180 days of the receipt of such Repurchase Request and (iii) the Depositor notifies the Indenture Trustee that such 180 day period has expired.

Requesting Party: As defined in Section 2.04(b) of the Trust Sale Agreement.

Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody’s Investors Service, Inc. and A-1+ by S&P Global Ratings. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such applicable rating agencies.

Reserve Account: The account designated as such, established and maintained pursuant to Section 4.07(a) of the Servicing Agreement.

Reserve Account Deposit: Cash or Eligible Investments having a value of at least $2,644,995.22.

Reserve Account Property: (i) The Reserve Account and all proceeds thereof (other than the Investment Earnings thereon) including all cash, investments, investment property and other amounts held from time to time in the Reserve Account (whether in the form of deposit accounts, Physical Property, book-entry securities, Uncertificated Securities, Financial Assets or otherwise) and (ii) the Reserve Account Deposit and all proceeds thereof (other than the Investment Earnings thereon).

Responsible Officer: With respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of such trustee or with respect to the Owner Trustee, any agent of the Owner Trustee acting under a power of attorney, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Retained Certificates: The Certificates initially retained by the Depositor pursuant to the Trust Agreement.

Retained Notes: The Notes initially retained by the Depositor or a Person treated as the same Person as the Depositor for U.S. federal income tax purposes.

Schedule of Receivables: The schedule of Receivables attached to each First Step Receivables Assignment delivered on the Closing Date or on a Substitution Date and originally held as part of the Trust, and on file at the locations listed on Exhibit A of the Trust Sale Agreement, as it may be amended from time to time.

Second Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the

App. A-23

preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Distribution Date) over (b) the Aggregate Receivables Principal Balance as of the close of business on the last day of the immediately preceding Monthly Period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

Second Step Receivables Assignment: As defined in Section 2.01(a) of the Trust Sale Agreement.

Secretary of State: The Secretary of State of the State of Delaware.

Secured Obligations: Obligations consisting of the principal of and interest on, and any other amounts owing in respect of, the Notes and amounts allocable pursuant to the Indenture with respect to the Certificates.

Secured Parties: Each Noteholder.

Securities: The Notes and the Certificates.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: As defined in Section 5.01(b)(i) of the Servicing Agreement.

Security Certificate: Has the meaning given such term in Section 8-102(a)(16) of the New York UCC.

Security Entitlement: Has the meaning given such term in Section 8-102(a)(17) of the New York UCC.

Securityholder: A Holder of a Note or a Certificate.

Seller: Ally Bank, in its capacity as Seller under the Pooling Agreement, and any successor or assignee thereof under the Pooling Agreement.

Servicer: The Person executing the Servicing Agreement in such capacity, or its successor in interest pursuant to Section 6.02 of the Servicing Agreement.

Servicer Default: An event described in Section 7.01 of the Servicing Agreement.

Servicer’s Accounting: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 2.09 of the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of the Closing Date, among the Depositor, the Servicer and the Issuing Entity, as amended, supplemented or modified from time to time.

Servicing Criteria: The “Servicing Criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

App. A-24

Simple Interest Method: The method of allocating each monthly payment on a Simple Interest Receivable to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the outstanding principal balance thereon multiplied by the fixed rate of interest applicable to such Receivable multiplied by the period of time elapsed (expressed as a fraction of a calendar year) since the preceding payment of interest with respect to such principal balance was made.

Simple Interest Receivable: Any Receivable under which the portion of each monthly payment allocable to earned interest and the portion allocable to the Amount Financed is determined in accordance with the Simple Interest Method. For purposes hereof, all payments with respect to a Simple Interest Receivable shall be allocated to principal and interest in accordance with the Simple Interest Method.

Specified Reserve Account Balance: For any Distribution Date, the lesser of:

(i)	0.25% of the Initial Aggregate Receivables Principal Balance, which equals $2,644,995.22; and

(ii)	the outstanding principal balance of the Notes as of the close of business on such Distribution Date (after giving effect to all payments and distributions to be made on such Distribution Date).

State: Any one of the 50 states of the United States of America or the District of Columbia.

Statutory Trust Act: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

Substitute Cutoff Date: With respect to a Substitute Receivable, the date specified in the related First Step Receivables Assignment or the related Second Step Receivables Assignment as of the cutoff date.

Substitute Receivable: A Receivable that (a) will replace a Warranty Receivable and (b) satisfies each of the following conditions:

(i)	to the extent that the Obligor with respect to the related Warranty Receivable has a FICO score, the Obligor with respect to the Substitute Receivable shall have a FICO score equal to or greater than the FICO score of the Obligor with respect to the Warranty Receivable;

(ii)	the Substitute Receivable shall have a Principal Balance, remaining term and Annual Percentage Rate that is greater than or equal to the Principal Balance, remaining term and Annual Percentage Rate, respectively, of the related Warranty Receivable;

(iii)	the related final scheduled payment date of the Substitute Receivable is earlier than six months prior to the Final Scheduled Distribution Date of the Class D Notes; and

App. A-25

(iv)	as of the Substitute Cutoff Date, the Substitute Receivable shall have satisfied the criteria set forth in Section 3.01(a)(i) of the Pooling Agreement.

Substitution Date: With respect to a Substitute Receivable, the date on which the Seller or the Depositor, as applicable, delivers the related First Step Receivables Assignment or Second Step Receivables Assignment, respectively, to the Depositor or the Issuing Entity, respectively.

Subvented Receivable: A Receivable that was or will be acquired or originated by Ally Bank or its Affiliates under special incentive rate financing programs.

Supplemental Servicing Fees: With respect to a Distribution Date, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables held by the Issuing Entity during the related Monthly Period.

Temporary Notes: The Notes specified in Section 2.3 of the Indenture.

Third Party Due Diligence Provider: A provider of third-party due diligence services as defined in Rule 17g-10(d)(1) of the Exchange Act.

Third Priority Principal Distributable Amount: With respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding Distribution Date) over (b) the Aggregate Receivables Principal Balance as of the close of business on the last day of the immediately preceding Monthly Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

Total Available Amount: With respect to any Distribution Date, the sum of the Available Interest and the Available Principal for such Distribution Date and the amount of all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date.

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust: Ally Auto Receivables Trust 2017-3, a Delaware statutory trust created by the Certificate of Trust and described in the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of the Closing Date, among the Depositor, the Owner Trustee and The Bank of New York Mellon Trust Company, National Association, as paying agent, as amended, supplemented or modified from time to time.

App. A-26

Trust Estate: All money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Secured Parties (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

Trust Sale Agreement: The Trust Sale Agreement, dated as of the Closing Date, between the Depositor and the Trust, as amended, supplemented or modified from time to time.

UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

Unaffiliated Certificateholder: Any Certificateholder other than the Depositor or an Affiliate of the Depositor.

Uncertificated Security: Has the meaning given to such term in Section 8-102(a)(18) of the New York UCC.

Undertaking Letter: The letter in substantially the form set forth in Exhibit C of the Trust Agreement.

Verified Note Owner: A Note Owner that has provided the Indenture Trustee or the Servicer, as applicable, with each of (i) a written certification that it is a beneficial owner of a specified Outstanding Amount of the Notes and (ii) a trade confirmation, an account statement, a letter from a broker or dealer or other similar document showing that such Note Owner is a beneficial owner of such Outstanding Amount of the Notes.

Vote Tabulation Agent: The Indenture Trustee in the capacity of vote tabulation agent or another third party acting as tabulation agent to tabulate voting by Noteholders or Note Owners in connection with the Asset Representations Review.

Voting Interests: The voting interests in the Certificates, the aggregate strength of which shall be based on the percentage interests in the Issuing Entity represented thereby.

Warranty Payment: With respect to a Distribution Date and to a Warranty Receivable (a) to be repurchased as of the last day of the related Monthly Period, a payment equal to (i) the Receivables Principal Balance minus that portion of all payments received from the related Obligor on or prior to the last day of the related Monthly Period allocable to principal and minus any Liquidation Proceeds (to the extent applied to reduce the Principal Balance of such Simple Interest Receivable) previously received with respect to such Simple Interest Receivable plus (ii) the product of the amount set forth in clause (i), the greater of the Discount Rate and the Annual Percentage Rate and 30/360 or (b) to be substituted as of the last day of the related Monthly Period, the related Substitute Receivable.

Warranty Purchaser: The Person described in Section 2.04(a) of the Trust Sale Agreement.

App. A-27

Warranty Receivable: A Receivable that the Warranty Purchaser has become obligated to repurchase or substitute pursuant to Section 2.04 of the Trust Sale Agreement.

App. A-28

PART II — RULES OF CONSTRUCTION

(a)	Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(b)	“Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(c)	Reference to Distribution Dates. With respect to any Distribution Date, the “related Monthly Period,” and the “related Record Date,” will mean the Monthly Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Monthly Periods and Record Dates will be correlative to the foregoing relationships.

(d)	Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(e)	Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(f)	Reference to a Class of Notes. Unless otherwise specified, references to a Class of Notes includes all the tranches included in such class of Notes.

(g)	Notices to Rating Agencies. If Ally Bank is no longer the Administrator, the Custodian or the Servicer, any successor Administrator, Custodian or Servicer, as applicable, shall provide any required Rating Agency notices to the Depositor, who shall promptly provide such notice to the Rating Agencies.

App. A-29

APPENDIX B

NOTICE ADDRESSES AND PROCEDURES

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Custodian or the Rating Agencies shall be in writing, personally delivered, sent by facsimile or email, in each case with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a)    in the case of the Depositor, at the following address:

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801,

with a copy to:

Structured Funding Executive

Ally Financial Inc.

500 Woodward Avenue

20th Floor

Detroit, Michigan 48226

Facsimile: (313) 566-0943

Attention: Ryan Farris

Email: as set forth on the attached Schedule 1

(b)    in the case of the Seller, at the following address:

Ally Bank

6985 Union Park Center

Suite 435

Midvale, Utah 84047

Facsimile: (801) 790-5062

Attention: Martha S. Tate

Email: as set forth on the attached Schedule 1

App. B-1

(c)    in the case of the Servicer, the Administrator or the Custodian, at the following address:

Ally Bank

6985 Union Park Center

Suite 435

Midvale, Utah 84047

Facsimile: (801) 790-5062

Attention: Martha S. Tate

Email: as set forth on the attached Schedule 1

(d)    in the case of the Indenture Trustee, at its Corporate Trust Office,

(e)    in the case of the Issuing Entity or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,

with a copy to:

The Bank of New York Mellon Trust Company, National Association

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attn: Structured Finance Services - AART 2017-3

Phone: (312) 827-8680

Facsimile: (312) 827-8562

Attention: Diane Moser

Email: as set forth on the attached Schedule 1

and with a copy to:

Ally Auto Assets LLC

Attention: Structured Funding Executive

Ally Financial Inc.

500 Woodward Avenue

20th Floor

Detroit, Michigan 48226

Facsimile: (313) 566-0943

Attention: Ryan Farris

Email: as set forth on the attached Schedule 1

The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity,

App. B-2

(f)    in the case of the Asset Representations Reviewer, at the following address:

Clayton Fixed Income Services LLC

100 Beard Sawmill Road

Shelton, Connecticut 06484

Attention: General Counsel

Phone: (203) 926-5600

Facsimile: (203) 712-8805

Email: as set forth on the attached Schedule 1

with a copy to:

Clayton Fixed Income Services LLC

1700 Lincoln Street, Suite 2600

Denver, Colorado 80203

Attention: SVP Surveillance

Phone: (720) 947-6500

Email: as set forth on the attached Schedule 1, and

(g)    in the case of the Rating Agencies, to the Depositor, which shall promptly post any such notice to the website maintained by the Depositor for notifications to nationally recognized statistical rating organizations, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement. With respect to any Servicer’s Accounting sent to the Indenture Trustee pursuant to Section 2.09 of the Servicing Agreement, the Servicer shall not be required to send a copy of such communication via first class mail or mailed by certified mail-return receipt requested unless requested by the Indenture Trustee and in the absence of any such request, any email or facsimile of any Servicer’s Accounting otherwise sent in accordance with the instructions above shall be deemed to have been duly delivered upon receipt thereof by the Indenture Trustee.

Where any Basic Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

App. B-3

Schedule 1

Email Addresses on file at the offices of:

1.	The Indenture Trustee

2.	The Owner Trustee

3.	The Servicer

4.	The Seller

5.	Ally Auto Assets LLC

6.	Rating Agencies

7.	The Asset Representations Reviewer

Sch. 1